Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-151976

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated October 7, 2009

PROSPECTUS SUPPLEMENT
(To prospectus dated June 26, 2008)

$

Protective Life Corporation

% Senior Notes due 2024

              We are offering $                                    principal amount of our            % Senior Notes due 2024 (the "notes"). The notes will bear interest at the rate of            % per year, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2010. The notes will mature on October 15, 2024. We may redeem the notes, in whole or in part, on or after October 15, 2014, at our option, at any time and from time to time, prior to maturity at a price equal to 100% of their principal amount, plus accrued and unpaid interest to the date of redemption, as described under "Description of the Notes—Optional Redemption of the Notes" in this prospectus supplement.

              The notes will be unsecured and will rank equally with all of our other unsecured senior indebtedness. The notes will be issued only in registered form in minimum denominations of $20 and in integral multiples thereof. The notes are not deposits or other obligations of a depository institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

              Investing in the notes involves risks. Consider carefully the Risk Factors beginning on page S-9 of this prospectus supplement, as well as those noted in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports that we file with the Securities and Exchange Commission in the future.

	Per Note		Total
Price to investors(1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to Protective		%	$

(1)
Plus accrued interest from October     , 2009 if settlement occurs after that date.

              Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the accompanying base prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

              We intend to apply to list the notes on the New York Stock Exchange and expect trading will begin within 30 days of October     , 2009, the original issue date.

              We expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company on or about October     , 2009.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities

Co-Manager

Barclays Capital

The date of this prospectus supplement is October     , 2009.

 ABOUT THIS PROSPECTUS SUPPLEMENT

              This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer to sell the notes is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus, as well as information we previously filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference, is accurate as of the dates of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus supplement and the accompanying base prospectus, "Protective," "the Company," "we," "us" and "our" refer to Protective Life Corporation and "Protective Life" refers to our principal operating subsidiary, Protective Life Insurance Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement, the accompanying base prospectus and the information incorporated in such documents by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that reflect Protective's current view with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified in "Risk Factors" beginning on page S-8 of this prospectus supplement and those noted in the documents incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009, which risks and uncertainties could cause actual results to differ materially from historical results or those anticipated. Forward-looking statements can be identified by use of words such as "expect," "estimate," "project," "budget," "forecast," "anticipated," "plan" and similar expressions. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. Protective undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

WHERE YOU CAN FIND MORE INFORMATION

              Protective is subject to the informational requirements of the Exchange Act, and in compliance with such laws Protective files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE"). You may also inspect the information we file with the SEC at the NYSE's offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet web site at http://www.protective.com. However, the information on our Internet web site is not a part of this prospectus supplement.

              The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement and the accompanying base prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or accompanying base prospectus. We incorporate by reference in this prospectus supplement and accompanying base prospectus the documents listed below:

  •
  Protective's Annual Report on Form 10-K for the year ended December 31, 2008;

  •
  Protective's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009; and

  •
  Protective's Current Reports on Form 8-K filed with the SEC on January 15, January 30, April 1, April 22, May 14, May 19, August 5, 2009 (but excluding the August 5, 2009 Form 8-K which was furnished under Item 2.02 of Form 8-K) and October 6, 2009 (but excluding the information furnished under Item 7.01 of Form 8-K).

              This prospectus supplement and accompanying base prospectus also incorporate by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities made by means of this prospectus supplement and accompanying base prospectus. These documents contain important information about Protective and its finances. Unless specifically stated in a prospectus supplement, we are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K.

              You should consider any statement contained in a document incorporated or considered incorporated by reference into this prospectus supplement and accompanying base prospectus to be modified or superseded to the extent that a statement contained in this prospectus supplement or accompanying base prospectus, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or accompanying base prospectus, modifies or conflicts with the earlier statement. You should not consider any statement modified or superseded, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying base prospectus, or the information incorporated by reference in this prospectus supplement or the accompanying base prospectus, is accurate as of any date other than the date of this prospectus supplement, the accompanying base prospectus or the document from which such information is incorporated.

              You may obtain a copy of any or all of the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus (including any exhibits that are specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus supplement and the accompanying base prospectus are a part and its exhibits, at no cost to you by writing or telephoning us at the following address or telephone number or visiting our website (none of the information contained on our website is a part of this document):

      Protective Life Corporation
      P. O. Box 2606
      Birmingham, Alabama 35202
      Attention: Investor Relations
      Tel: (205) 268-1000
      Fax: (205) 268-3023
       www.protective.com

SUMMARY

              The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus.

The Company

              Protective is a holding company, whose subsidiaries provide financial services through the production, distribution and administration of insurance and investment products. Protective and its consolidated subsidiaries had revenues of approximately $2.5 billion for the year ended December 31, 2008 and approximately $1.5 billion for the six months ended June 30, 2009. As of June 30, 2009, Protective and its consolidated subsidiaries had assets of approximately $40.4 billion. Our principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and our telephone number is (205) 268-1000.

The Offering

Issuer	Protective Life Corporation
Securities Offered	We are offering $ aggregate principal amount of our % Senior Notes due 2024 (the "notes").
Maturity	The notes will mature on October 15, 2024.
Interest
The Notes will bear interest at an annual rate of %. Interest on the notes will accrue from October , 2009 and will be paid quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on January 15, 2010.
Record Date
We will make payments on the notes to the holder of record at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, preceding such January 15, April 15, July 15 or October 15, whether or not a business day. However, interest that we pay on the maturity date will be payable to the person to whom the principal will be payable.
Optional Redemption
We may redeem the notes in whole or in part, on or after October 15, 2014, at our option, at any time and from time to time, until maturity at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to the date of redemption. See "Description of Notes—Optional Redemption of the Notes" in this prospectus supplement.
Ranking	The notes are our unsecured obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.
Covenants
The senior indenture, as supplemented, under which the notes will be issued, contains covenants that impose conditions on our ability to create liens on any capital stock of our Restricted Subsidiaries (as defined under "Description of the Notes" in this prospectus supplement) or engage in sales of the capital stock of our Restricted Subsidiaries.

Listing	We intend to apply to list the notes on the New York Stock Exchange under the symbol " ." We expect trading in the notes to begin within 30 days of October , 2009, the original issue date.
Use of Proceeds
We estimate that the net proceeds of this offering of the notes will be approximately $ after expenses, including the underwriting discount. We intend to use all of the net proceeds from this offering, together with approximately $ in additional borrowings to be made under our revolving credit facility, to purchase $ million in aggregate principal amount of newly issued surplus notes of one of our indirect wholly-owned insurance subsidiaries, Golden Gate Captive Insurance Company ("Golden Gate"). See "Use of Proceeds" in this prospectus supplement.
Risk Factors
You should carefully consider all information set forth and incorporated by reference in this prospectus supplement and the accompanying base prospectus and, in particular, should carefully read the section entitled "Risk Factors" in this prospectus supplement, including the documents incorporated by reference, before purchasing any of the notes.
Ratings
Our outstanding senior unsecured indebtedness has been rated "A-" by Standard & Poor's Ratings Group ("Standard & Poor's"), "Baa2" by Moody's Investors Service, Inc. ("Moody's") and "BBB" by Fitch, Inc. ("Fitch"). Standard & Poor's maintains our ratings on stable outlook, and Moody's and Fitch maintain our ratings on negative outlook. We anticipate that Standard & Poor's will rate the notes "A-" and that Moody's will rate the notes "Baa2."
Conflicts of Interest
If our subsidiary, ProEquities, Inc., serves as an underwriter in this offering, it will be deemed to have a "conflict of interest" within the meaning of NASD Conduct Rule 2720 ("Rule 2720") of the Financial Industry Regulatory Authority ("FINRA"). Any underwriter with a "conflict of interest" is not permitted to sell notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See "Underwriting—Conflicts of Interest; FINRA Regulations" in this prospectus supplement.

 RECENT DEVELOPMENTS

              On October 6, 2009, we entered into a purchase agreement with certain underwriters for the offering of a total of $700,000,000 principal amount of our senior notes, consisting of $400,000,000 principal amount of our 7.375% Senior Notes due 2019 (the "2019 notes") and $300,000,000 principal amount of our 8.450% Senior Notes due 2039 (the "2039 notes"). The 2019 notes will bear interest at the rate of 7.375% per year, and the 2039 notes will bear interest at the rate of 8.450% per year, in each case payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2010. The 2019 notes will mature on October 15, 2019, and the 2039 notes will mature on October 15, 2039. We estimate that the net proceeds of the offering of the 2019 notes and the 2039 notes will be approximately $694,028,000 after expenses, including the underwriting discount. We intend to use all of the net proceeds from the offering of the 2019 notes and the 2039 notes to purchase $700 million in aggregate principal amount of newly issued surplus notes of Golden Gate. Golden Gate intends to use the proceeds from the issuance of such surplus notes to repurchase at a discount $800 million in aggregate principal amount of its outstanding floating rate surplus notes that are held by third parties. Subject to the satisfaction of certain terms and conditions set forth in the purchase agreement, we intend to close on the sale of the 2019 notes and the 2039 notes on October 9, 2009.

RISK FACTORS

              Investing in the notes involves risks. You should carefully consider the risks described below, as well as the risks, uncertainties and assumptions discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also note, however, that the business, financial condition, results of operations and prospects of Protective may have changed since the respective dates of those reports. In consultation with your own financial and legal advisors, you should carefully consider the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and pay special attention to the following discussion of risks before deciding whether an investment in the notes is suitable for you.

Risks Relating to Our Business

Protective is exposed to the risks of natural disasters, pandemics, malicious and terrorist acts that could adversely affect Protective's operations and results.

              While Protective has obtained insurance, implemented risk management and contingency plans, and taken preventive measures and other precautions, no predictions of specific scenarios can be made nor can assurance be given that there are not scenarios that could have an adverse effect on Protective. A natural disaster or pandemic could adversely affect the mortality or morbidity experience of Protective or its reinsurers. A severe pandemic could result in a substantial increase in mortality experience and have a significant negative impact on Protective. In addition, claims arising from such events could have a material adverse effect on Protective's financial condition and results of operations. A pandemic could also have an adverse effect on lapses and surrenders of existing policies, as well as sales of new policies.

              In addition, a pandemic could result in large areas being subject to quarantine, with the result that economic activity slows or ceases, adversely affecting the marketing or administration of Protective's business within such area and/or the general economic climate, which in turn could have an adverse affect on Protective. The possible macroeconomic effects of a pandemic could also adversely affect Protective's asset portfolio, as well as many other variables.

Protective operates in a mature, highly competitive industry, which could limit its ability to gain or maintain its position in the industry and negatively affect profitability.

              The insurance industry is a mature and highly competitive industry. In recent years, the industry has experienced little growth in life insurance sales. Protective encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources and higher ratings than Protective and which may have a greater market share, offer a broader range of products, services or features, assume a greater level of risk, have lower operating or financing costs, or have different profitability expectations than Protective. Protective also faces competition from other providers of financial services. Competition could result in, among other things, lower sales or higher lapses of existing products.

              The insurance industry is consolidating, with larger, potentially more efficient organizations emerging from consolidation. Participants in certain of Protective's independent distribution channels are also consolidating into larger organizations. Some mutual insurance companies have converted to stock ownership, which gives them greater access to capital markets. The ability of banks to increase their securities-related business or to affiliate with insurance companies may materially and adversely affect sales of all of Protective's products by substantially increasing the number and financial strength of potential competitors. Consolidation and expansion among banks, insurance companies and other financial service companies with which Protective does business could also have an adverse affect on its financial condition and results of operations if they require more favorable terms than Protective previously offered or if they elect not to continue to do business with Protective following consolidation or expansion.

              Protective's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong ratings from rating agencies.

              As technology evolves, comparison of a particular product of any company for a particular customer with competing products for that customer is more readily available, which could lead to increased competition as well as agent or customer behavior, including persistency that differs from past behavior.

Protective's policy claims fluctuate from period to period resulting in earnings volatility.

              Protective's results may fluctuate from period to period due to fluctuations in policy claims received by Protective. Certain of Protective's businesses may experience higher claims if the economy is growing slowly or in recession, or equity markets decline. Additionally, beginning in the third quarter of 2005, Protective increased its retained amounts on newly written traditional life products. This change will cause greater variability in financial results due to fluctuations in mortality results.

Protective's results may be negatively affected should actual experience differ from management's assumptions and estimates.

              In the conduct of business, Protective makes certain assumptions regarding the mortality, persistency, expenses and interest rates, tax liability, business mix, frequency of claims, contingent liabilities, investment performance or other factors appropriate to the type of business it expects to experience in future periods. These assumptions are also used to estimate the amounts of deferred policy acquisition costs, policy liabilities and accruals, future earnings, and various components of Protective's balance sheet. These assumptions are used in the operations of Protective's business in making decisions crucial to the success of Protective, including the pricing of products and expense structures relating to products. Protective's actual experiences, as well as changes in estimates, are used to prepare Protective's statements of income. To the extent Protective's actual experience and changes in estimates differ from original estimates, Protective's financial condition is affected.

              Mortality, morbidity, and casualty expectations incorporate assumptions about many factors, including for example, how a product is distributed, for what purpose the product is purchased, the mix of customers purchasing the products, persistency and lapses, future progress in the fields of health and medicine, and the projected level of used vehicle values. Actual mortality, morbidity, and/or casualty experience will differ from expectations if actual results differ from those assumptions. In addition, continued activity in the viatical, stranger-owned and/or life settlement industry could cause Protective's level of lapses to differ from its assumptions about persistency and lapses, which could negatively impact Protective's performance.

              The calculations Protective uses to estimate various components of its balance sheet and statements of income are necessarily complex and involve analyzing and interpreting large quantities of data. Protective currently employs various techniques for such calculations and it from time to time will develop and implement more sophisticated administrative systems and procedures capable of facilitating the calculation of more precise estimates.

              Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revisions over time. Accordingly, Protective's results may be affected, positively or negatively, from time to time, by actual results differing from assumptions, by changes in estimates, and by changes resulting from implementing more sophisticated administrative systems and procedures that facilitate the calculation of more precise estimates.

Protective's valuation of its investments, financial condition or results of operations could be adversely impacted by results that differ from its expectations or assumptions.

              Protective makes assumptions regarding the fair value and expected future performance of its investments. As described in Protective's Annual Report on Form 10-K for the year ended December 31, 2008, and in Protective's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009, Protective determined the fair value of its financial instruments based on the fair value hierarchy established in the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 157, Fair Value Measurements ("SFAS No. 157") which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. In the first quarter of 2009, Protective adopted the provisions of SFAS No. 157 for non-financial assets and liabilities (such as property and equipment, goodwill, and other intangible assets) that are required to be measured at fair value on a periodic basis. The effect on Protective's periodic fair value measurements for non-financial assets and liabilities was not material.

              In compliance with SFAS No. 157, Protective has categorized its financial instruments, based on the priority of the inputs to the valuation technique, into a three level hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument.

              Financial assets and liabilities recorded at fair value on the consolidated balance sheets of Protective are categorized as follows:

  •
  Level 1:  Unadjusted quoted prices for identical assets or liabilities in an active market.

  •
  Level 2:  Quoted prices in markets that are not active or significant inputs that are observable either directly or indirectly. Level 2 inputs include the following:

    a)
    Quoted prices for similar assets or liabilities in active markets;

    b)
    Quoted prices for identical or similar assets or liabilities in non-active markets;

    c)
    Inputs other than quoted market prices that are observable; and

    d)
    Inputs that are derived principally from or corroborated by observable market data through correlation or other means.

  •
  Level 3:  Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. They reflect management's own assumptions about the assumptions a market participant would use in pricing the asset or liability.

              For additional information on Protective's valuation methodology, see Note 11, Fair Value Of Financial Instruments, to Protective's unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, incorporated herein by reference.

              As described in Protective's Annual Report on Form 10-K for the year ended December 31, 2008, and in Protective's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009, each quarter Protective reviews investments with unrealized losses and tests for other-than-temporary impairments. Determining whether a decline in the current fair value of invested assets is an other-than-temporary decline in value is both objective and subjective, and can involve a variety of assumptions and estimates, particularly for investments that are not actively traded in established markets. Protective reviews its positions on a monthly basis for possible credit concerns and reviews its current exposure, credit enhancement, and delinquency experience. Management considers a number of factors when determining the impairment status of individual securities. These include the economic condition of various industry segments and geographic locations and other areas of identified risks. Although it is possible for the impairment of one investment to affect other investments, Protective engages in ongoing risk management to safeguard against and limit any further risk to its investment portfolio. Special attention is given to correlative risks within specific industries, related parties, and business markets. There are certain risks and uncertainties associated with determining whether declines in market values are other-than-temporary. These include significant changes in general economic conditions and business markets, trends in certain industry segments, interest rate fluctuations, rating agency actions, changes in significant accounting estimates and assumptions, commission of fraud, and legislative actions. Protective continuously monitors these factors as they relate to the investment portfolio in determining the status of each investment.

              As previously reported, Protective's net unrealized loss position at June 30, 2009, prior to tax and deferred acquisition costs ("DAC") offsets, was $1.8 billion. For additional information on Protective's review of investments with unrealized losses and tests for other-than-temporary impairments, see Note 2, Investment Operations, and Management's Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Investments—Risk Management and Impairment Review, in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, incorporated herein by reference. Protective estimates that its net unrealized loss position at August 31, 2009, prior to tax and DAC offsets, was $900 million.

              Expectations that Protective's investments in mortgage-backed and asset-backed securities will continue to perform in accordance with their contractual terms are based on assumptions a market participant would use in determining the current fair value. It is reasonably possible that the underlying collateral of these investments will perform worse than current market expectations and that such reduced performance may lead to adverse changes in the cash flows on Protective's holdings of these types of securities. This could lead to potential future write-downs within Protective's portfolio of mortgage-backed and asset-backed securities. In addition, expectations that Protective's investments in corporate securities and/or debt obligations will continue to perform in accordance with their contractual terms are based on evidence gathered through its normal credit surveillance process. It is possible that issuers of its investments in corporate securities will perform worse than current expectations. Such events may lead Protective to recognize potential future write-downs within its portfolio of corporate securities. It is also possible that such unanticipated events would lead Protective to dispose of those certain holdings and recognize the effects of any market movements in its financial statements.

              As a result of illiquid markets, Protective also makes certain assumptions when utilizing internal models to value certain of its investments. It is possible that actual results will differ from Protective's assumptions. Such events could result in a material change in the value of Protective's investments.

The use of reinsurance introduces variability in Protective's statements of income.

              The timing of premium payments to and receipt of expense allowances from reinsurers may differ from Protective's receipt of customer premium payments and incurrence of expenses. These timing differences introduce variability in certain components of Protective's statements of income and may also introduce variability in Protective's quarterly results.

Protective could be forced to sell investments at a loss to cover policyholder withdrawals.

              Many of the products offered by Protective and its insurance subsidiaries allow policyholders and contract holders to withdraw their funds under defined circumstances. Protective and its insurance subsidiaries manage their liabilities and configure their investment portfolios so as to provide and maintain sufficient liquidity to support expected withdrawal demands and contract benefits and maturities. While Protective and its life insurance subsidiaries own a significant amount of liquid assets, a certain portion of their assets are relatively illiquid. If Protective or its subsidiaries experience unexpected withdrawal or surrender activity, Protective or its subsidiaries could exhaust their liquid assets and be forced to liquidate other assets, perhaps at a loss or on other unfavorable terms. If Protective or its subsidiaries are forced to dispose of assets at a loss or on unfavorable terms, it could have an adverse effect on Protective's financial condition. The degree of the adverse effect could vary in relation to the magnitude of the unexpected surrender or withdrawal activity.

Interest rate fluctuations could negatively affect Protective's spread income or otherwise impact its business.

              Significant changes in interest rates expose insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the credited interest rates paid on outstanding policies and contracts. Both rising and declining interest rates can negatively affect Protective's spread income. While Protective develops and maintains asset/liability management programs and procedures designed to mitigate the effect on spread income in rising or falling interest rate environments, no assurance can be given that changes in interest rates will not affect such spreads.

              From time to time, Protective has participated in securities repurchase transactions that have contributed to Protective's investment income. No assurance can be given that such transactions will continue to be entered into and contribute to Protective's investment income in the future.

              Changes in interest rates may also impact Protective's business in other ways. Lower interest rates may result in lower sales of certain of Protective's insurance and investment products. Certain of Protective's insurance and investment products guarantee a minimum credited interest rate, and Protective could become unable to earn its spread income should interest rates decrease significantly. Protective's expectation for future spreads is an important component in the amortization of deferred policy acquisition costs ("DAC") and value of business acquired and significantly lower spreads may cause it to accelerate amortization, thereby reducing net income in the affected reporting period. Additionally, during periods of declining interest rates, life insurance and annuity products may be relatively more attractive investments to consumers, resulting in increased premium payments on products with flexible premium features, repayment of policy loans and increased persistency, or a higher percentage of insurance policies remaining in force from year to year during a period when Protective's investments carry lower returns.

              Higher interest rates may create a less favorable environment for the origination of mortgage loans and decrease the investment income Protective receives in the form of prepayment fees, make-whole payments, and mortgage participation income. Higher interest rates may also increase the cost of debt and other obligations having floating rate or rate reset provisions and may result in lower sales of variable products. During periods of increasing market interest rates, Protective may offer higher crediting rates on interest-sensitive products, such as universal life insurance and fixed annuities, and it may increase crediting rates on in-force products to keep these products competitive. In addition, rapidly rising interest rates may cause increased policy surrenders, withdrawals from life insurance policies and annuity contracts and requests for policy loans, as policyholders and contractholders shift assets into higher yielding investments. Increases in crediting rates, as well as surrenders and withdrawals, could have an adverse effect on Protective's financial condition and results of operations.

              Additionally, Protective's asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve) and relationships between risk-adjusted and risk-free interest rates, market liquidity, and other factors. The effectiveness of Protective's asset/liability management programs and procedures may be negatively affected whenever actual results differ from these assumptions.

              In general, Protective's results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped curve.

Equity market volatility could negatively impact Protective's business.

              Volatility in equity markets may discourage purchasers of variable separate account products, such as variable annuities, that have returns linked to the performance of equity markets and may cause some existing customers to withdraw cash values or reduce investments in those products. The amount of policy fees received from variable products is affected by the performance of the equity markets, increasing or decreasing as markets rise or fall.

              Equity market volatility can also affect the profitability of variable products in other ways, in particular as a result of death benefit and withdrawal benefit guarantees in these products. The estimated cost of providing guaranteed minimum death benefits and guaranteed minimum withdrawal benefits incorporate various assumptions about the overall performance of equity markets over certain time periods. Periods of significant and sustained downturns in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of the future policy benefit or policyholder account balance liabilities associated with such products, resulting in a reduction to net income.

              The amortization of DAC relating to variable products and the estimated cost of providing guaranteed minimum death benefits and guaranteed minimum withdrawal benefits incorporate various assumptions about the overall performance of equity markets over certain time periods. The rate of amortization of DAC and the cost of providing guaranteed minimum death benefits and guaranteed minimum withdrawal benefits could increase if equity market performance is worse than assumed.

Insurance companies are highly regulated and subject to numerous legal restrictions and regulations.

              Protective and its subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative and in some instances discretionary power dealing with many aspects of Protective's business, which may include, among other things, premium rates and increases thereto, underwriting practices, reserve requirements, marketing practices, advertising, privacy, policy forms, reinsurance reserve requirements, acquisitions, mergers, and capital adequacy, and is concerned primarily with the protection of policyholders and other customers rather than shareowners. At any given time, a number of financial and/or market conduct examinations of Protective's subsidiaries may be ongoing. From time to time, regulators raise issues during examinations or audits of Protective's subsidiaries that could, if determined adversely, have a material impact on Protective. Protective's insurance subsidiaries are required to obtain state regulatory approval for rate increases for certain health insurance products, and Protective's profits may be adversely affected if the requested rate increases are not approved in full by regulators in a timely fashion.

              Under insurance guaranty fund laws, in most states insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Protective cannot predict the amount or timing of any future assessments.

              The purchase of life insurance products is limited by state insurable interest laws, which in most jurisdictions require that the purchaser of life insurance name a beneficiary that has some interest in the sustained life of the insured. To some extent, the insurable interest laws present a barrier to the life settlement, or "stranger-owned" industry, in which a financial entity acquires an interest in life insurance proceeds, and efforts have been made in some states to liberalize the insurable interest laws. To the extent these laws are relaxed, Protective's lapse assumptions may prove to be incorrect.

              Protective cannot predict whether or when regulatory actions may be taken that could adversely affect Protective or its operations. Interpretations of regulations by regulators may change and statutes, regulations and interpretations may be applied with retroactive impact, particularly in areas such as accounting or reserve requirements.

              Although Protective and its subsidiaries are subject to state regulation, in many instances the state regulatory models emanate from the National Association of Insurance Commissioners ("NAIC"). State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer and at the expense of the insurer and, thus, could have a material adverse effect on Protective's financial condition and results of operations. Protective is also subject to the risk that compliance with any particular regulator's interpretation of a legal issue may not result in compliance with another regulator's interpretation of the same issue, particularly when compliance is judged in hindsight. There is an additional risk that any particular regulator's interpretation of a legal issue may change over time to Protective's detriment, or that changes to the overall legal environment, even absent any change of interpretation by a particular regulator, may cause Protective to change its views regarding the actions it needs to take from a legal risk management perspective, which could necessitate changes to Protective's practices that may, in some cases, limit its ability to grow and improve profitability.

              Some of the NAIC pronouncements, particularly as they affect accounting issues, take effect automatically in the various states without affirmative action by the states. Also, regulatory actions with prospective impact can potentially have a significant impact on currently sold products. As an example of both retroactive and prospective impacts, in late 2005, the NAIC approved an amendment to Actuarial Guideline 38 (also known as "AXXX"), which interprets the reserve requirements for universal life insurance with secondary guarantees. This amendment retroactively increased the reserve requirements for universal life insurance with secondary guarantee products issued after July 1, 2005. This change to AXXX also affected the profitability of universal life products sold after the adoption date. The NAIC is continuing to study reserving methodology and has issued additional changes to AXXX and the Valuation of Life Insurance Policies Model Regulation (also known as "Regulation XXX"), which have had the effect of modestly decreasing the reserves required for certain traditional and universal life policies that were issued on January 1, 2007 and later. In addition, accounting and actuarial groups within the NAIC have studied whether to change the accounting standards that relate to certain reinsurance credits, and if changes were made, whether they should be applied retrospectively, prospectively only, or in a phased-in manner. A requirement to reduce the reserve credits on ceded business, if applied retroactively, would have a negative impact on the statutory capital of Protective. The NAIC is also currently working to reform state regulation in various areas, including comprehensive reforms relating to life insurance reserves.

              At the federal level, bills are routinely introduced in both chambers of the United States Congress which could affect life insurers. In the past, Congress has considered legislation that would impact insurance companies in numerous ways, such as providing for an optional federal charter, pre-empting state law in certain respects to the regulation of reinsurance, and other matters. Protective cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect Protective or whether any effects will be material.

              Additionally, on June 17, 2009, the Obama Administration released a set of proposed regulatory reforms with respect to financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, the proposal outlines certain reforms applicable to the insurance industry. Although no legislation has been enacted or regulations promulgated with respect to the proposal, there is currently legislation pending before Congress which would require changes to laws or regulations applicable to Protective, including but not limited to: the establishment of federal regulatory authority over derivatives; the establishment of consolidated federal regulation and resolution authority over systemically important financial services firms; changes to the regulation of broker dealers and investment advisors; and the imposition of additional regulation over credit rating agencies. Any additional legislation or regulatory requirements applicable to Protective in connection with the proposal may make it more expensive for Protective to conduct its business and subject Protective to an additional layer of regulatory oversight. Such actions by Congress could have a material adverse effect on Protective's financial condition and results of operations.

              The proposal also calls for the creation of a Consumer Financial Protection Agency ("CFPA") with jurisdiction over credit, savings, payment and other consumer financial products and services, other than investment products already regulated by the SEC or the U.S. Commodity Futures Trading Commission. Certain of Protective's subsidiaries sell products that may be regulated by the CFPA. Any such regulation by the CFPA could make it more difficult or costly for Protective's subsidiaries to sell certain products and have a material adverse effect on its financial condition and results of operations.

              Protective's subsidiaries may also be subject to regulation by the United States Department of Labor when providing a variety of products and services to employee benefit plans governed by the Employee Retirement Income Security Act ("ERISA"). Severe penalties are imposed for breach of duties under ERISA.

              Certain policies, contracts, and annuities offered by Protective's subsidiaries are subject to regulation under the federal securities laws administered by the SEC. The federal securities laws contain regulatory restrictions and criminal, administrative, and private remedial provisions.

              Other types of regulation that could affect Protective and its subsidiaries include insurance company investment laws and regulations, state statutory accounting practices, antitrust laws, minimum solvency requirements, state securities laws, federal privacy laws, insurable interest laws, federal anti-money laundering and anti-terrorism laws, and because Protective owns and operates real property, state, federal, and local environmental laws. Protective cannot predict what form any future changes in these or other areas of regulation affecting the insurance industry might take or what effect, if any, such proposals might have on Protective if enacted into law.

Changes to tax law or interpretations of existing tax law could adversely affect Protective and its ability to compete with non-insurance products or reduce the demand for certain insurance products.

              Under the Internal Revenue Code of 1986, as amended (the "Code"), income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of Protective's products a competitive advantage over other non-insurance products. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including Protective and its subsidiaries, would be adversely affected with respect to their ability to sell such products, and, depending upon grandfathering provisions, would be affected by the surrenders of existing annuity contracts and life insurance policies. For example, changes in laws or regulations could restrict or eliminate the advantages of certain corporate or bank-owned life insurance products. Changes in tax law, which have reduced the federal income tax rates on corporate dividends in certain circumstances, could make the tax advantages of investing in certain life insurance or annuity products less attractive. Additionally, changes in tax law based on proposals to establish new tax advantaged retirement and life savings plans, if enacted, could reduce the tax advantage of investing in certain life insurance or annuity products. In addition, life insurance products are often used to fund estate tax obligations. Legislation has been enacted that reduces and eventually eliminates the federal estate tax. Under the legislation that has been enacted, the estate tax will be reinstated, in its entirety, in 2011 and thereafter. Members of Congress have expressed a desire to modify the existing legislation, which modification could result in faster or more complete reduction or repeal of the estate tax. If the estate tax is significantly reduced or eliminated, the demand for certain life insurance products could be adversely affected. Additionally, Protective is subject to the federal corporation income tax. Protective cannot predict what changes to tax law or interpretations of existing tax law may ultimately be enacted or adopted or whether such changes could adversely affect Protective.

              Protective's move away from relying on reinsurance for newly written traditional life products results in a net reduction of current taxes (but an increase in deferred taxes). The resulting benefit of reduced current taxes is attributed to the applicable life products and is an important component of the profitability of these products. The profitability and competitive position of these products is dependent on the continuation of current tax law and the ability to generate taxable income.

Protective may be required to establish a valuation allowance against its deferred tax assets, which could materially adversely affect Protective's results of operations, financial condition and capital position.

              Deferred tax assets refer to assets that are attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets in essence represent future savings of taxes that would otherwise be paid in cash. The realization of the deferred tax assets is dependent upon the generation of sufficient future taxable income, including capital gains. If it is determined that the deferred tax assets cannot be realized, a deferred tax valuation allowance must be established, with a corresponding charge to net income.

              Based on Protective's current assessment of future taxable income, including available tax planning opportunities, Protective anticipates that it is more likely than not that it will generate sufficient taxable income to realize its material deferred tax assets. If future events differ from Protective's current forecasts, a valuation allowance may need to be established, which could have a material adverse effect on Protective's results of operations, financial condition and capital position.

Financial services companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments.

              A number of civil jury verdicts have been returned against insurers, broker-dealers, and other providers of financial services involving sales, underwriting practices, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees, recommending unsuitable products to customers, breaching fiduciary or other duties to customers, refund or claims practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, payment of sales or other contingent commissions, and other matters. Often these lawsuits have resulted in the award of substantial judgments that are disproportionate to the actual damages, including material amounts of punitive non-economic compensatory damages. In some states, juries, judges, and arbitrators have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very limited appellate review. In addition, in some class action and other lawsuits, companies have made material settlement payments.

              Group health coverage issued through associations and credit insurance coverages have received some negative coverage in the media as well as increased regulatory consideration and review and litigation. Protective has a small closed block of group health insurance coverage that was issued to members of an association; a purported class action lawsuit is currently pending against Protective in connection with this business.

              In connection with Protective's discontinued Lender's Indemnity product, it has discovered facts and circumstances that support allegations against third parties (including policyholders and the administrator of the associated loan program), and it has instituted litigation to establish the rights and liabilities of various parties. A counterclaim in the litigation and separate related lawsuits have been filed by various parties (including the Chapter 11 Plan trustee) seeking to assert liability against Protective for various matters. Claims that have been asserted against Protective in this litigation include alleged contractual claims, bad faith, claims with respect to policies for which premiums were not received by Protective, and recoupment based on a fraudulent transfer theory. Protective is vigorously defending these claims. Although Protective cannot predict the outcome of any litigation, it does not believe that the outcome of these matters will have a material impact on Protective's financial condition or results of operations.

              Protective, like other financial services companies, in the ordinary course of business is involved in litigation and arbitration. Although Protective cannot predict the outcome of any litigation or arbitration, Protective does not believe that any such outcome will have a material impact on the financial condition or results of operations of Protective.

Publicly held companies in general and the financial services industry in particular are sometimes the target of law enforcement investigations and the focus of increased regulatory scrutiny.

              Publicly held companies in general and the financial services industry in particular are sometimes the target of law enforcement investigations relating to the numerous laws that govern publicly held companies and the financial services and insurance business. Protective cannot predict the impact of any such investigations on Protective or the industry.

              The financial services industry has become the focus of increased scrutiny by regulatory and law enforcement authorities relating to allegations of improper special payments, price-fixing, bid-rigging and other alleged misconduct, including payments made by insurers and other financial services providers to brokers and the practices surrounding the placement of insurance business and sales of other financial products as well as practices related to finite reinsurance. Some publicly held companies have been the subject of enforcement or other actions relating to corporate governance and the integrity of financial statements, most recently relating to the issuance of stock options. Such publicity may generate inquiries to or litigation against publicly held companies and/or financial service providers, even those who do not engage in the business lines or practices currently at issue. It is impossible to predict the outcome of these investigations or proceedings, whether they will expand into other areas not yet contemplated, whether they will result in changes in insurance regulation, whether activities currently thought to be lawful will be characterized as unlawful, or the impact, if any, of this increased regulatory and law enforcement scrutiny of the financial services industry on Protective. As some inquiries appear to encompass a large segment of the financial services industry, it would not be unusual for large numbers of companies in the financial services industry to receive subpoenas, requests for information from regulatory authorities or other inquiries relating to these and similar matters. From time to time, Protective receives subpoenas, requests or other inquires and responds to them in the ordinary course of business.

Protective's ability to maintain competitive unit costs is dependent upon the level of new sales and persistency of existing business.

              Protective's ability to maintain competitive unit costs is dependent upon a number of factors, such as the level of new sales, persistency (continuation or renewal) of existing business, and expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs.

              Additionally, a decrease in persistency may result in higher or more rapid amortization of deferred policy acquisition costs and thus higher unit costs, and lower reported earnings. Although many of Protective's products contain surrender charges, the charges decrease over time and may not be sufficient to cover the unamortized deferred policy acquisition costs with respect to the insurance policy or annuity contract being surrendered. Some of Protective's products do not contain surrender charge features and such products can be surrendered or exchanged without penalty. A decrease in persistency may also result in higher claims.

Protective's investments are subject to market, credit, legal and regulatory risks. These risks could be heightened during periods of extreme volatility or disruption in financial and credit markets.

              Protective's invested assets and derivative financial instruments are subject to customary risks of credit defaults and changes in market values. These risks could be heightened during periods of extreme volatility or disruption in the financial and credit markets. A widening of credit spreads will increase the unrealized losses in Protective's investment portfolio. The factors affecting the financial and credit markets could lead to other-than-temporary impairments of assets in Protective's investment portfolio.

              The value of Protective's commercial mortgage loan portfolio depends in part on the financial condition of the tenants occupying the properties that Protective has financed. Factors that may affect the overall default rate on, and market value of, Protective's invested assets, derivative financial instruments, and mortgage loans include interest rate levels, financial market performance, and general economic conditions as well as particular circumstances affecting the businesses of individual borrowers and tenants.

              Significant continued financial and credit market volatility, changes in interest rates, credit spreads, credit defaults, real estate values, market illiquidity, declines in equity prices, acts of corporate malfeasance, ratings downgrades of the issuers or guarantors of these investments, and declines in general economic conditions, either alone or in combination, could have a material adverse impact on Protective's results of operations, financial condition or cash flows through realized losses, impairments, changes in unrealized loss positions, and increased demands on capital. In addition, market volatility can make it difficult for Protective to value certain of its assets, especially if trading becomes less frequent. Valuations may include assumptions or estimates that may have significant period-to-period changes that could have an adverse impact on Protective's results of operations or financial condition.

              In addition, several proposals have been recently considered by Congress and various agencies that would facilitate or require servicers of residential mortgage-backed securities ("RMBS") to modify the principal amount of, and/or restructure the amounts payable pursuant to, the residential mortgage loans underlying such securities. Similarly, several proposals have been recently considered by Congress that would grant a bankruptcy court the ability to modify or restructure the payments owing on mortgage loans, which loan modifications could result in a discharge of underlying principal amounts. To the extent a principal loss is imposed by a bankruptcy court (a so-called "cramdown"), under some RMBS structures, the loss would be allocated among the various tranches differently than would a loss resulting from foreclosure, and thus under some RMBS structures could have a disproportionate effect on the higher rated tranches. Protective is unable to predict whether such proposals will be approved and, if so, what specific impact such proposals would have on its fixed income investment portfolio. However, a reduction in the principal amount of the mortgage loans securing a RMBS in our portfolio could result in, among other things, a ratings downgrade of the individual RMBS, a reduction in the market value of the RMBS, and/or accelerated loss of principal on the RMBS. The occurrence of these events could have a material adverse impact on Protective's capital position for regulatory and other purposes, its business and its results of operations.

Protective may not realize its anticipated financial results from its acquisitions strategy.

              Protective's acquisitions have increased its earnings in part by allowing Protective to enter new markets and to position itself to realize certain operating efficiencies. There can be no assurance, however, that suitable acquisitions presenting opportunities for continued growth and operating efficiencies, or capital to fund acquisitions, will continue to be available to Protective, or that Protective will realize the anticipated financial results from its acquisitions.

              Protective may be unable to complete an acquisition, or completion of an acquisition may be more costly or take longer than expected or may have a different financing structure than initially contemplated. Moreover, the financial distress experienced by certain financial services industry participants as a result of recent economic conditions may lead to favorable acquisition opportunities, although Protective's ability to pursue such opportunities may be limited due to lower earnings, reserve increases, and a lack of access to sources of financing.

              Protective may be unable to obtain regulatory approvals that may be required to complete an acquisition. There may be unforeseen liabilities that arise in connection with businesses that Protective acquires. Additionally, in connection with its acquisitions, Protective assumes, or otherwise becomes responsible for the obligations of policies and other liabilities of other insurers. Any regulatory, legal, financial, or other adverse development affecting the other insurer could also have an adverse effect on Protective.

Protective is dependent on the performance of others.

              Protective's results may be affected by the performance of others because Protective has entered into various arrangements involving other parties. For example, most of Protective's products are sold through independent distribution channels, and variable annuity deposits are invested in funds managed by third parties. Also, a substantial portion of the Chase Insurance Group acquisition business is being administered by third-party administrators. Additionally, Protective's operations are dependent on various technologies, some of which are provided and/or maintained by other parties. Any of the other parties upon which Protective depends may default on their obligations to Protective due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, or other reasons. Such defaults could have a material adverse effect on Protective's financial condition and results of operations.

              Certain of these other parties may act on behalf of Protective or represent Protective in various capacities. Consequently, Protective may be held responsible for obligations that arise from the acts or omissions of these other parties.

              As with all financial services companies, Protective's ability to conduct business is dependent upon consumer confidence in the industry and its products. Actions of competitors and financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect retention of existing business and future sales of Protective's insurance and investment products.

Protective's reinsurers could fail to meet assumed obligations, increase rates or be subject to adverse developments that could affect Protective.

              Protective and its insurance subsidiaries cede material amounts of insurance and transfer related assets to other insurance companies through reinsurance. Protective may enter into third-party reinsurance arrangements under which Protective will rely on the third party to collect premiums, pay claims, and/or perform customer service functions. However, notwithstanding the transfer of related assets or other issues, Protective remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed. Therefore, the failure, insolvency, or inability or unwillingness to pay under the terms of the reinsurance agreement with Protective of one or more of Protective's reinsurers could negatively impact Protective's earnings and financial position.

              Protective's ability to compete is dependent on the availability of reinsurance or other substitute financing solutions. Premium rates charged by Protective are based, in part, on the assumption that reinsurance will be available at a certain cost. Under certain reinsurance agreements, the reinsurer may increase the rate it charges Protective for the reinsurance. Therefore, if the cost of reinsurance were to increase or if reinsurance were to become unavailable or if alternatives to reinsurance were not available to Protective, or if a reinsurer should fail to meet its obligations, Protective could be adversely affected.

              Recently, access to reinsurance has become more costly for Protective as well as the insurance industry in general. This could have a negative effect on Protective's ability to compete. In recent years, the number of life reinsurers has decreased as the reinsurance industry has consolidated. The decreased number of participants in the life reinsurance market results in increased concentration of risk for insurers, including Protective. If the reinsurance market further contracts, Protective's ability to continue to offer its products on terms favorable to Protective could be adversely impacted.

              In addition, reinsurers are facing many challenges regarding illiquid credit and/or capital markets, investment downgrades, rating agency downgrades, deterioration of general economic conditions, and other factors negatively impacting the financial services industry. If such events cause a reinsurer to fail to meet its obligations, Protective would be adversely impacted.

              Protective has implemented, and plans to continue to expand, a reinsurance program through the use of captive reinsurers. Under these arrangements, an insurer owned by Protective serves as the reinsurer, and the consolidated books and tax returns of Protective reflects a liability consisting of the full reserve amount attributable to the reinsured business. The success of Protective's captive reinsurance program and related marketing efforts is dependent on a number of factors outside the control of Protective, including continued access to financial solutions, a favorable regulatory environment, and the overall tax position of Protective. If the captive reinsurance program is not successful, Protective's ability to continue to offer its products on terms favorable to Protective would be adversely impacted.

The occurrence of computer viruses, network security breaches, disasters or other unanticipated events could affect the data processing systems of Protective or its business partners and could damage Protective's business and adversely affect its financial condition and results of operations.

              A computer virus could affect the data processing systems of Protective or its business partners, destroying valuable data or making it difficult to conduct business. In addition, despite Protective's implementation of network security measures, its servers could be subject to physical and electronic break-ins, and similar disruptions from unauthorized tampering with its computer systems.

              Protective retains confidential information in its computer systems, and relies on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent Protective's security measures and penetrate Protective's computer systems could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. In addition, an increasing number of states require that customers be notified of unauthorized access, use or disclosure of their information. Any compromise of the security of Protective's computer systems that result in inappropriate access, use or disclosure of personally identifiable customer information could damage Protective's reputation in the marketplace, deter people from purchasing Protective's products, subject Protective to significant civil and criminal liability and require Protective to incur significant technical, legal and other expenses.

              In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, or a terrorist attack or war, Protective's computer systems may be inaccessible to its employees, customers or business partners for an extended period of time. Even if Protective's employees are able to report to work, they may be unable to perform their duties for an extended period of time if Protective's data or systems are disabled or destroyed.

Protective's ability to grow depends in large part upon the continued availability of capital.

              Protective has recently deployed significant amounts of capital to support its sales and acquisitions efforts. An amendment to AXXX increased the reserve requirements for universal life insurance with secondary guarantees for products issued after July 1, 2005. This amendment, along with the continued reserve requirements of Regulation XXX for traditional life insurance products, has caused the sale of these products to consume additional capital. Protective's future marketing plans are dependent on its ability to access financing solutions. Continuing disruption of the credit markets, or Protective's inability to access capital, could have a negative impact on Protective's ability to grow. Although Protective believes it has sufficient capital to fund its immediate capital needs, the amount of capital available can vary significantly from period to period due to a variety of circumstances, some of which are neither predictable nor foreseeable, nor within Protective's control. A lack of sufficient capital could have a material adverse impact on Protective's financial position and results of operations.

New accounting rules, changes to existing accounting rules, or the grant of permitted accounting practices to competitors could negatively impact Protective.

              Like all publicly traded companies, Protective is required to comply with accounting principles generally accepted in the United States of America ("U.S. GAAP"). A number of organizations are instrumental in the development and interpretation of U.S. GAAP such as the SEC, the FASB and the American Institute of Certified Public Accountants ("AICPA"). U.S. GAAP is subject to constant review by these organizations and others in an effort to address emerging accounting rules and issue interpretative accounting guidance on a continual basis. Protective can give no assurance that future changes to U.S. GAAP will not have a negative impact on Protective. U.S. GAAP includes the requirement to carry certain investments and insurance liabilities at fair value. These fair values are sensitive to various factors including, but not limited to, interest rate movements, credit spreads, and various other factors. Because of this, changes in these fair values may cause increased levels of volatility in Protective's financial statements.

              In addition, Protective's insurance subsidiaries are required to comply with statutory accounting principles ("SAP"). SAP and various components of SAP (such as actuarial reserving methodology) are subject to constant review by the NAIC and its task forces and committees as well as state insurance departments in an effort to address emerging issues and otherwise improve or alter financial reporting. Various proposals either are currently or have previously been pending before committees and task forces of the NAIC, some of which, if enacted, would negatively affect Protective, including one that relates to certain reinsurance credits, and some of which could positively impact Protective. The NAIC is also currently working to reform state regulation in various areas, including comprehensive reforms relating to life insurance reserves and the accounting for such reserves. Protective cannot predict whether or in what form reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect Protective. In addition, the NAIC Accounting Practices and Procedures manual provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP by granting them permitted accounting practices. Protective cannot predict whether or when the insurance departments of the states of domicile of its competitors may permit them to utilize advantageous accounting practices that depart from SAP, the use of which is not permitted by the insurance departments of the states of domicile of Protective's insurance subsidiaries. Moreover, although in general with respect to regulations and guidelines, states defer to the interpretation of the insurance department of the state of domicile, neither the action of the domiciliary state nor action of the NAIC is binding on a state. Accordingly, a state could choose to follow a different interpretation. Protective can give no assurance that future changes to SAP or components of SAP or the grant of permitted accounting practices to its competitors will not have a negative impact on Protective.

Protective's risk management policies and procedures could leave it exposed to unidentified or unanticipated risk, which could negatively affect our business or result in losses.

              Protective has developed risk management policies and procedures and expects to continue to enhance these in the future. Nonetheless, Protective's policies and procedures to identify, monitor, and manage both internal and external risks may not predict future exposures, which could be different or significantly greater than expected.

              These identified risks may not be the only risks facing Protective. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may adversely affect our business, financial condition and/or operating results.

Credit market volatility or disruption could adversely impact Protective's financial condition or results from operations.

              Significant volatility or disruption in credit markets could have an adverse impact in several ways on either Protective's financial condition or results from operations. Changes in interest rates and credit spreads could cause market price and cash flow variability in the fixed income instruments in Protective's investment portfolio. Significant volatility and lack of liquidity in the credit markets could cause issuers of the fixed-income securities in Protective's investment portfolio to default on either principal or interest payments on these securities. Additionally, market price valuations may not accurately reflect the underlying expected cash flows of securities within Protective's investment portfolio.

              Protective's statutory surplus is also impacted by widening credit spreads as a result of the accounting for the assets and liabilities on its fixed market value adjusted ("MVA") annuities. Statutory separate account assets supporting the fixed MVA annuities are recorded at fair value. In determining the statutory reserve for the fixed MVA annuities, Protective is required to use current crediting rates based on U.S. Treasuries. In many capital market scenarios, current crediting rates based on U.S. Treasuries are highly correlated with market rates implicit in the fair value of statutory separate account assets. As a result, the change in the statutory reserve from period to period will likely substantially offset the change in the fair value of the statutory separate account assets. However, in periods of volatile credit markets, such as those Protective is now experiencing, actual credit spreads on investment assets may increase sharply for certain sub-sectors of the overall credit market, resulting in statutory separate account asset market value losses. As actual credit spreads are not fully reflected in current crediting rates based on U.S. Treasuries, the calculation of statutory reserves will not substantially offset the change in fair value of the statutory separate account assets resulting in reductions in statutory surplus. This has resulted and may continue to result in the need to devote significant additional capital to support the product.

              Volatility or disruption in the credit markets could also impact Protective's ability to efficiently access financial solutions for purposes of issuing long term debt for financing purposes or obtain financial solutions for purposes of supporting certain traditional and universal life insurance products for capital management purposes or result in an increase in the cost of existing securitization structures.

              The ability of Protective to implement financing solutions designed to fund a portion of statutory reserves on both the traditional and universal life blocks of business is dependent upon factors such as the ratings of Protective, the size of the blocks of business affected, the mortality experience of Protective, the credit market and other factors. Protective cannot predict the continued availability of such solutions to Protective or the form that the market may dictate. To the extent that such financing solutions are not available, Protective's financial position could be adversely affected through impacts including, but not limited to, higher borrowing costs, surplus strain, lower sales capacity and possible reduced earnings expectations.

Disruption of the capital and credit markets could negatively affect Protective's ability to meet its liquidity and financing needs.

              Protective needs liquidity to meet its obligations to its policyholders and its debt holders, and to pay its operating expenses. Protective's sources of liquidity include insurance premiums, annuity considerations, deposit funds, cash flow from investments and assets, and other income from its operations. In normal credit and capital market conditions, Protective's sources of liquidity also include a variety of short and long-term borrowing arrangements, including issuing debt securities, as well as raising capital by issuing a variety of equity securities.

              Protective's business is dependent on the capital and credit markets, including confidence in such markets. When the credit and capital markets are disrupted and confidence is eroded, as has been the case recently, Protective may not be able to borrow or raise equity capital, or the cost of borrowing or raising equity capital may be prohibitively high. If Protective's internal sources of liquidity are inadequate during such periods, Protective could suffer negative effects from not being able to borrow or raise capital, or from having to do so on unfavorable terms. The negative effects could include being forced to sell assets at a loss, a lowering of Protective's credit ratings and the financial strength ratings of its insurance subsidiaries, and the possibility that customers, lenders, shareholders, ratings agencies or regulators develop a negative perception of Protective's financial prospects, which could lead to further adverse effects on Protective.

Difficult conditions in the economy generally could adversely affect Protective's business and results from operations.

              A general economic slowdown could adversely affect Protective in the form of consumer behavior and pressure on Protective's investment portfolios. Consumer behavior could include decreased demand for Protective's products and elevated levels of policy lapses, policy loans, withdrawals and surrenders. Protective's investment and mortgage loan portfolios could be adversely affected as a result of deteriorating financial and business conditions affecting the issuers of the securities in Protective's investment portfolio and Protective's commercial mortgage loan borrowers and their tenants.

Continued deterioration of general economic conditions could result in a severe and extended economic recession, which could materially adversely affect Protective's business and results of operations.

              Historical indicators of economic growth have declined and currently show little sign of impending improvement. Factors such as lower household income, consumer spending, corporate earnings and business investment, a weakened labor market, higher unemployment, inflationary pressures, a decline in the housing market and the availability and cost of credit have contributed to deteriorating economic conditions.

              Like other financial institutions, and particularly life insurers, Protective has been adversely affected by these conditions. The continued presence of these conditions could have an adverse impact on Protective by, among other things, exerting deep downward pressure on the price of Protective's stock, decreasing demand for its insurance and investment products and increasing the level of claims, lapses and surrenders of its policies. Protective and its subsidiaries could also experience additional ratings downgrades from ratings agencies, unrealized losses, significant realized losses, impairments in its investment portfolio and charges incurred as a result of mark-to-market and fair value accounting principles. If the current economic conditions worsen, Protective and its subsidiaries' ability to access sources of capital and liquidity may be further limited.

              Economic conditions may continue to deteriorate, thus contributing to increased volatility and diminished expectations for the economy and markets going forward. This could result in a deep and extended economic recession characterized by protracted declines in business activity and consumer confidence. Protective cannot predict the duration of such a recession or, when the economy improves, how long it will take to return to historically normal levels. The occurrence of a deep and extended economic recession could have a material adverse effect on Protective's business and results of operations.

There can be no assurance that the actions of the U.S. Government or other governmental and regulatory bodies for the purpose of stabilizing the financial markets will achieve their intended effect.

              On October 3, 2008, the Emergency Economic Stabilization Act of 2008 ("EESA") was signed into law. Pursuant to EESA, the U.S. Treasury established the Troubled Asset Relief Program ("TARP") Capital Purchase Plan (the "TARP CPP") in order to make equity investments in certain federally regulated financial institutions. Protective understands that insurance companies that submitted an application to participate in TARP by January 15, 2009, and own or are owned by, or have been approved to acquire, a federally regulated bank or thrift institution, may be eligible for equity investments under the program. On January 15, 2009, the Federal Reserve Board ("Fed") announced its approval of Protective's application to become a bank holding company by acquiring the Bonifay Holding Company ("BHC") and The Bank of Bonifay (the "Bank"). Under the terms of its agreement with BHC and the Bank, either party could terminate the transaction without penalty if the transaction was not completed by March 31, 2009. BHC and the Bank exercised this right on April 1, 2009. The order of the Fed approving Protective's application to become a bank holding company remained in effect until April 15, 2009, at which time it expired. This order by the Fed was a prerequisite to Protective's participation in the TARP CPP, and accordingly, on April 20, 2009, Protective withdrew its application to participate in the program. Protective cannot predict whether participation in the TARP CPP by its competitors will place Protective at a competitive disadvantage. In addition, Protective cannot predict what other actions Treasury or other governmental and regulatory bodies may take, nor can there be any assurance as to the impact any governmental or regulatory actions will have the financial markets, the economy or Protective. The decisions made by the U.S. Government in its administration of the TARP CPP and its distribution of the funds thereunder, alone or in tandem with the U.S. Government's efforts under current or forthcoming government programs designed to address economic turmoil, could also have the effect of supporting some parts of the financial system more than others.

Protective may not be able to protect its intellectual property and may be subject to infringement claims.

              Protective relies on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect its intellectual property. Although Protective uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. Protective may have to litigate to enforce and protect its copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce the protection of Protective's intellectual property assets could have a material adverse effect on its business and ability to compete.

              Protective also may be subject to costly litigation in the event that another party alleges its operations or activities infringe upon another party's intellectual property rights. Third parties may have, or may eventually be issued, patents that could be infringed by Protective's products, methods, processes or services. Any party that holds such a patent could make a claim of infringement against Protective. Protective may also be subject to claims by third parties for breach of copyright, trademark, trade secret or license usage rights. Any such claims and any resulting litigation could result in significant liability for damages. If Protective were found to have infringed a third-party patent or other intellectual property rights, it could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to its customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on Protective's business, results of operations and financial condition.

Protective could be adversely affected by an inability to access its credit facility.

              Protective relies on its credit facility as a potential source of liquidity. The availability of these funds could be critical to Protective's credit and financial strength ratings and its ability to meet obligations, particularly in the current market when alternative sources of credit are either difficult to access or costly. Protective's credit facility contains various affirmative and negative covenants and events of default, including covenants requiring Protective to maintain a specified minimum consolidated net worth. Protective's right to make borrowings under these facilities is subject to the fulfillment of certain conditions, including its compliance with all covenants. Protective's failure to comply with the covenants in the credit facilities could restrict its ability to access this credit facility when needed and, consequently, could have a material adverse effect on our financial condition and results of operations.

The amount of statutory capital that Protective has and the amount of statutory capital that it must hold to maintain its financial strength and credit ratings and meet other requirements can vary significantly from time to time and is sensitive to a number of factors outside of Protective's control.

              Protective primarily conducts business through licensed insurance company subsidiaries. Insurance regulators have established regulations that provide minimum capitalization requirements based on risk-based capital ("RBC") formulas for life and property and casualty companies. The RBC formula for life insurance companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable annuities and group annuities that contain death benefits or certain living benefits.

              In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors—the amount of statutory income or losses generated by Protective's insurance subsidiaries (which itself is sensitive to equity market and credit market conditions), the amount of additional capital its insurance subsidiaries must hold to support business growth, changes in Protective's reserve requirements, Protective's ability to secure capital market solutions to provide reserve relief, changes in equity market levels, the value of certain fixed-income and equity securities in its investment portfolio, the credit ratings of investments held in its portfolio, the value of certain derivative instruments, changes in interest rates and foreign currency exchange rates, credit market volatility, changes in consumer behavior, as well as changes to the NAIC RBC formula. Most of these factors are outside of Protective's control. Protective's financial strength and credit ratings are significantly influenced by the statutory surplus amounts and RBC ratios of its insurance company subsidiaries. Rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital Protective must hold in order to maintain its current ratings. In addition, rating agencies may downgrade the investments held in Protective's portfolio, which could result in a reduction of Protective's capital and surplus and/or its RBC ratio.

              Rating agencies may base downgrade decisions on the possibility or probability of some loss in a security. When this methodology is applied to certain types of securities, such as RMBSs, the effect of the RBC calculation may be to require RBC with respect to those securities at levels greater than the probable loss on the securities. In addition, in extreme scenarios of equity market declines, the amount of additional statutory reserves Protective is required to hold for its variable product guarantees may increase at a rate greater than the rate of change of the markets. Increases in reserves could result in a reduction to Protective's capital, surplus and/or RBC ratio. Also, in environments where there is not a correlative relationship between interest rates and spreads, Protective's market value adjusted annuity product can have a material adverse effect on Protective's statutory surplus position.

Protective operates as a holding company and depends on the ability of its subsidiaries to transfer funds to it to meet its obligations and pay dividends.

              Protective operates as a holding company for its insurance and other subsidiaries and does not have any significant operations of its own. Protective's primary sources of funding are dividends from its operating subsidiaries; revenues from investment, data processing, legal, and management services rendered to subsidiaries; investment income; and external financing. These funding sources support Protective's general corporate needs including its common stock dividends and debt service. If the funding Protective receives from its subsidiaries is insufficient for it to fund its debt service and other holding company obligations, Protective may be required to raise funds through the incurrence of debt, the issuance of additional equity or the sale of assets.

              The states in which Protective's insurance subsidiaries are domiciled impose certain restrictions on the insurance subsidiaries' ability to pay dividends and make other payments to Protective. State insurance regulators may prohibit the payment of dividends or other payments to Protective by its insurance subsidiaries if they determine that the payments could be adverse to the policyholders or contract holders of the insurance subsidiaries.

Risks Related to the Notes

Our ability to pay principal and interest on the notes is limited by the amounts that our subsidiaries pay to us.

              As a holding company, Protective's ability to pay principal and interest on the notes is affected by the ability of its insurance company subsidiaries, Protective's principal sources of cash flow, to declare and distribute dividends to Protective on such subsidiaries' capital stock and to make payments on surplus notes of such subsidiaries that are owned by Protective. Protective's cash flow is also dependent on revenues from investment, data processing, legal and management services rendered to its subsidiaries.

              Insurance company subsidiaries of Protective are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to Protective. Under Tennessee insurance laws, Protective's principal operating subsidiary, Protective Life, generally may pay dividends to Protective only out of its unassigned surplus as reflected in its statutory financial statements filed in that state. In addition, the Tennessee Commissioner of Insurance must approve, or not disapprove within 30 days of notice, payment of an "extraordinary dividend" from Protective Life. Under Tennessee insurance laws, the term "extraordinary dividend" generally refers to a dividend that together with all dividends paid by Protective Life within the previous 12 months, exceeds the greater of:

  •
  10% of Protective Life's surplus as regards policyholders at the preceding December 31; or

  •
  the net gain from operations of Protective Life for the 12 months ended on such December 31.

              No assurance can be given that more stringent dividend restrictions will not be adopted from time to time by states in which Protective's insurance subsidiaries are domiciled, which could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Protective by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

              Additionally, as described in "Use of Proceeds" in this prospectus supplement, Protective intends to use all of the net proceeds from this offering of notes, together with approximately $            in additional borrowings to be made under our revolving credit facility, to purchase $         million in aggregate principal amount of newly-issued surplus notes from Golden Gate Captive Insurance Company, an indirect wholly-owned subsidiary of Protective domiciled in South Carolina ("Golden Gate"). Protective expects that such newly issued surplus notes of Golden Gate will bear an annual interest rate that will generate payments to Protective equal to Protective's aggregate annual interest payments on the notes offered hereby. Such interest will be payable monthly, and the stated maturity will be August 15, 2037. Any payment of principal, including by redemption, or interest on such surplus notes may only be made by Golden Gate with the prior approval of the Director of Insurance of the State of South Carolina (the "Director") in accordance with the terms of Golden Gate's licensing order and in accordance with applicable law. The Director has broad discretion in determining whether to allow payments to be made on the surplus notes, and South Carolina law, or the interpretation thereof by the Director, may be changed from time to time. Without the approval of the Director, Protective will be unable to require repayment of the surplus notes from Golden Gate and, in the event of nonpayment by Golden Gate, Protective will not be entitled to declare the entire principal amount and interest accrued on the surplus notes to be due and payable immediately.

              In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of an insurance subsidiary of Protective, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before Protective, as shareholder or holder of surplus notes, would be entitled to any payment. Creditors would have to be paid in full before the creditors of Protective, including holders of the notes, would be entitled to receive any payment from the assets of such subsidiary.

A ratings downgrade or other negative action by a ratings organization could adversely affect Protective as well as the liquidity and market value of the notes.

              Various Nationally Recognized Statistical Rating Organizations ("rating organizations") review the financial performance and condition of insurers, including Protective's insurance subsidiaries, and publish their financial strength ratings as indicators of an insurer's ability to meet policyholder and contract holder obligations. While ratings are not a recommendation to buy Protective's securities, these ratings are important to maintaining public confidence in Protective's products, its ability to market its products and its competitive position. A downgrade or other negative action by a ratings organization with respect to the financial strength ratings of Protective's insurance subsidiaries could adversely affect Protective in many ways, including the following: reducing new sales of insurance and investment products; adversely affecting relationships with distributors and sales agents; increasing the number or amount of policy surrenders and withdrawals of funds; requiring a reduction in prices for Protective's insurance products and services in order to remain competitive; and adversely affecting Protective's ability to obtain reinsurance at a reasonable price, on reasonable terms or at all. A downgrade of sufficient magnitude could result in Protective, its insurance subsidiaries or both being required to collateralize reserves, balances or obligations under reinsurance, funding, swap and securitization agreements. A downgrade of sufficient magnitude could also result in the termination of funding and swap agreements.

              Rating organizations also publish credit ratings for Protective and its debt instruments. Credit ratings are indicators of a debt issuer's ability to meet the terms of debt obligations in a timely manner. These ratings are important to Protective's overall ability to access certain types of liquidity. Downgrades of Protective's credit ratings, or an announced potential downgrade, could have a material adverse affect on Protective's financial conditions and results of operations in many ways. These include limiting Protective's access to capital markets, increasing the cost of debt, impairing its ability to raise capital to refinance maturing debt obligations, limiting its capacity to support growth of its insurance subsidiaries, and making it more difficult to maintain or improve the current financial strength ratings of its insurance subsidiaries. A downgrade of sufficient magnitude, in combination with other factors, could require Protective to post collateral pursuant to certain contractual obligations.

              The following table summarizes the ratings of Protective and its significant subsidiaries from the major independent rating organizations as of October 6, 2009:

Ratings	A.M. Best	Fitch	Standard & Poor's	Moody's
Insurance companies' financial strength ratings:
Protective Life Insurance Company	A+	A	AA-	A2
West Coast Life Insurance Company	A+	A	AA-	A2
Protective Life and Annuity Insurance Company	A+	A	AA-	—
Lyndon Property Insurance Company	A-	—	—	—
Other ratings:
Issuer Credit/Default Rating—Protective Life Corporation	a-	BBB+	A-	—
Senior Debt Rating—Protective Life Corporation	—	BBB	A-	Baa2
Issuer Credit/Default Rating—Protective Life Insurance Company	aa-	—	AA-	—

              As described in Protective's Annual Report on Form 10-K for the year ended December 31, 2008, during September of 2008, Fitch, Inc. ("Fitch") revised its outlook for the U.S. life insurance sector to negative from stable. Fitch stated that this revision reflected the significant deterioration in the credit and equity markets, and the expected impact of realized and unrealized investment losses on life insurers' capital levels and profitability. In addition, during October of 2008, Standard & Poor's Ratings Group ("Standard & Poor's") and Moody's Investors Service, Inc. ("Moody's") each revised their outlook for the U.S. Life Insurance sector to negative. Standard & Poor's then stated that it expected to revise the ratings or outlooks on several life insurers because of the impact of challenging macroeconomic conditions. Moody's said it expected to take negative rating actions on life insurers that are "weakly positioned at their rating levels" and are most exposed and vulnerable to current negative trends, including rising investment losses and weakening economic conditions.

              On November 5, 2008, Moody's announced a one-step downgrade of the insurance financial strength ("IFS") ratings of Protective's subsidiaries, Protective Life and West Coast Life Insurance Company, to A1 from Aa3, and a one-step downgrade of Protective's senior debt rating to Baa1 from A3 and Moody's stated that the outlook on the ratings was stable. Also, on November 5, 2008, Fitch announced a one-step downgrade of its IFS ratings of Protective Life, West Coast Life Insurance Company and Protective Life and Annuity Insurance Company to A+ from AA-, and a one-step downgrade of Protective's issuer default rating to A- from A and a one-step downgrade of Protective's senior debt ratings from A- to BBB+. On September 16, 2009, Fitch announced a one-step downgrade of the IFS rating of Protective Life, West Coast Life Insurance Company and Protective Life and Annuity Insurance Company to A from A+, a one-step downgrade of Protective's issuer default rating to BBB+ from A- and a one-step downgrade of Protective' s senior debt rating from BBB+ to BBB. Fitch stated that the ratings outlook is negative. The ratings downgrades announced by Moody's and Fitch did not trigger any requirements for Protective to post collateral or otherwise negatively impact current obligations of Protective.

              On February 11, 2009 A.M. Best Company, Inc. ("A.M. Best") affirmed the financial strength ratings of our primary life/health subsidiaries at A+, and announced a one-step downgrade of the debt ratings of Protective to a- from a, and a one-step downgrade of the issuer credit ratings ("ICR") to aa- from aa of our primary life/health subsidiaries. A.M. Best stated that the outlook for all ratings has been revised to negative from stable. On February 12, 2009, Moody's downgraded the senior debt rating of Protective to Baa2 from Baa1. The IFS ratings of Protective's life insurance subsidiaries, including Protective Life, were downgraded to A2 from A1. The outlook for the ratings was changed to negative. On February 26, 2009, Standard & Poor's lowered both the IFS ratings and the ICR of Protective's life insurance subsidiaries, including Protective Life, to AA- from AA. In addition, Standard & Poor's downgraded the ICR for Protective to A- from A. The outlook for the ratings was affirmed as stable.

              Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions and circumstances outside the rated company's control. In addition, rating organizations use various models and formulas to assess the strength of a rated company, and from time to time rating organizations have, in their discretion, altered the models. Changes to the models could impact the rating organizations' judgment of the rating to be assigned to the rated company. Protective cannot predict what actions the rating organizations may take, or what actions Protective may take in response to the actions of the rating organizations, which could adversely affect Protective and its subsidiaries, as well as the liquidity and market value of the notes.

The notes do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could negatively impact holders of the notes.

              We are not restricted under the terms of the notes from incurring additional debt or repurchasing our securities. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

You cannot be sure that an active trading market will develop for the notes.

              The notes are a new issue of securities with no established trading market. Although we intend to apply to list the notes on the New York Stock Exchange under the symbol "      ," we cannot assure you that the notes will be approved for listing. The notes have not been approved for listing as of the date of this prospectus supplement. The underwriters currently intend to make a market for the notes should the notes not be approved for listing. However, the underwriters may cease their market-making at any time. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, the underwriters' market-making activity will be subject to limits imposed by the Securities Act and the Exchange Act. As a result, you cannot be sure that an active trading market will develop for the notes. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

USE OF PROCEEDS

              Protective expects to receive approximately $                in net proceeds from the sale of the notes in this offering, after deducting underwriting discounts and commissions and estimated offering expenses of $200,000.

              We intend to use all of the net proceeds from this offering, together with approximately $                        in additional borrowings to be made under our revolving credit facility, to purchase $             million in aggregate principal amount of newly-issued surplus notes of our indirect wholly-owned subsidiary, Golden Gate Captive Insurance Company ("Golden Gate"). We intend that such newly issued surplus notes of Golden Gate will bear an annual interest rate that will generate payments to Protective equal to Protective's aggregate annual interest payments on the notes offered hereby. Such interest will be payable monthly, and the stated maturity will be August 15, 2037. Golden Gate was created for the purpose of reinsuring the policy liabilities of our existing insurance affiliates, primarily related to statutory reserves on level premium term life products. These reserves are calculated under prevailing statutory reserving requirements under the Valuation of Life Insurance Policies Model Regulation (also known as "Regulation XXX"), which was adopted by the National Association of Insurance Commissioners (the "NAIC").

              Pending our application of the proceeds in the manner described above, we intend to invest the net proceeds from the sale of the notes in short-term, marketable fixed income securities.

 CAPITALIZATION

              The following table sets forth the unaudited summary capitalization of Protective and its consolidated subsidiaries as of June 30, 2009, and as adjusted to give effect to (i) the consummation of the offering of Protective's 7.375% Senior Notes due 2019 in $400 million aggregate principal amount (the "2019 Notes") and Protective's 8.45% Senior Notes due 2039 in $300 million aggregate principal amount (the "2039 Notes") offered pursuant to Protective's prospectus supplement dated October 6, 2009 (after giving effect to the underwriting discount in such offering but before giving effect to estimated offering expenses) and the intended use of proceeds from such offering, and (ii) the consummation of the offering of the notes in this offering (before giving effect to the payment of estimated offering expenses and the underwriting discount in such offering) and the intended use of proceeds from this offering. See "Use of Proceeds." The table below should be read together with the detailed information and financial statements appearing in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	Actual	As Adjusted(1)		As Adjusted(2)
	As of June 30, 2009
	(Dollars In Thousands)
Long-Term Debt
Notes payable to banks	$230,000 (3)	$235,527	(4)		$(5)
7.45% Medium Term Notes due 2011	9,852	9,852			9,852
4.30% Senior Notes due 2013	250,000	250,000			250,000
4.875% Senior Notes due 2014	150,000	150,000			150,000
6.40% Senior Notes due 2018	150,000	150,000			150,000
7.375% Senior Notes due 2019	—	400,000	(1)		400,000	(1)
8.45% Senior Notes due 2039	—	300,000	(1)		300,000	(1)
% Senior Notes due 2024	—	—				(2)

Total long-term debt	789,852	1,495,379
Subordinated Debt Securities	524,743	524,743			524,743
Non-recourse funding obligations(6)	1,375,000	575,000			575,000
Shareowners' equity
Preferred Stock ($1.00 par value, shares authorized: 4,000,000; issued: none)	—	—			—
Common equity ($0.50 par value, shares authorized: 160,000,000; issued and outstanding as of June 30, 2009: 88,776,960)	44,388	44,388			44,388
Additional paid-in-capital	575,064	575,064			575,064
Treasury stock, at cost (3,198,053 shares)	(25,945)	(25,945)			(25,945)
Retained earnings	2,066,587	2,148,648	(7)		2,148,648	(7)
Accumulated other comprehensive income / (loss)	(1,031,719)	(1,031,719)			(1,031,719)

Total shareowners' equity	1,628,375	1,710,436			1,710,436

Total capitalization	$2,942,970	$3,730,558		$

(1)
Adjustments give effect to the sale of the 2019 notes and the 2039 notes, the purchase by Protective of $700 million of newly issued surplus notes of Golden Gate and the repurchase at a discount of $800 million aggregate principal amount of outstanding Golden Gate surplus notes held by third parties.

(2)
Adjustments give effect to the sale of the notes offered hereby and the use of proceeds described in this prospectus supplement under "Use of Proceeds."

(3)
As of October 6, 2009, there was a $245.0 million outstanding balance under Protective's $500 million credit facility.

(4)
The adjustment reflects $5,527,000 in additional borrowings under the credit facility related to Protective's intended purchase of $700 million of newly issued surplus notes from Golden Gate, which surplus notes are expected to be purchased by Protective from the proceeds of the offering of the 2019 notes and the 2039 notes.

(5)
The adjustment reflects $        in additional borrowings under the revolving credit facility related to Protective's intended purchase of $         million of newly issued surplus notes from Golden Gate.

(6)
The non-recourse funding obligations are direct financial obligations of indirect subsidiaries of Protective and are not guaranteed by Protective or Protective Life. The non-recourse funding obligations consist of the payment of principal and interest on surplus notes issued by two indirect wholly-owned insurance subsidiaries of Protective, which surplus notes were issued to fund such subsidiaries' statutory reserves required by NAIC Regulation XXX and Actuarial Guideline 38, as revised.

(7)
The adjustment reflects the after-tax impact on Protective's retained earnings from Golden Gate's expected repurchase of $800 million principal amount of outstanding surplus notes at an anticipated discount, less Protective's write-off of the unamortized issuance expenses associated with the initial issuance of such surplus notes.

SELECTED CONSOLIDATED FINANCIAL DATA OF PROTECTIVE

              The selected consolidated financial data of Protective and its subsidiaries at and for each of the years ended on December 31, 2008, 2007, 2006, 2005 and 2004 are derived from our audited financial statements for those years that were prepared in accordance with "U.S. GAAP," and the selected consolidated financial data at and for the six months ended June 30, 2009 and 2008 are derived from our unaudited financial statements for those periods that were prepared in accordance with U.S. GAAP. The results for the six months ended June 30, 2009 are not necessarily indicative of results to be expected for the full year. The following data should be read in conjunction with the financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(Dollars In Thousands, Except Per Share Amounts)
INCOME STATEMENT DATA
Premiums and policy fees	$1,339,141	$1,341,277	$2,692,553	$2,727,023	$2,317,337	$1,955,780	$1,821,094
Reinsurance ceded	(752,524)	(794,846)	(1,582,810)	(1,600,684)	(1,371,215)	(1,226,857)	(1,125,646)

Net of reinsurance ceded	586,617	546,431	1,109,743	1,126,339	946,122	728,923	695,448
Net investment income	852,829	847,406	1,675,164	1,675,934	1,419,778	1,180,502	1,084,217
Realized investment gains (losses)
Derivative financial instruments	(5,558)	63,430	116,657	8,469	(21,516)	(30,881)	19,591
All other investments	125,956	(60,470)	(584,492)	8,602	104,084	49,393	28,305
Other-than-temporary impairment losses	(166,191)	(79,986)	—	—	—	—	—
Portion of loss recognized in other comprehensive income (before taxes)	35,394	—	—	—	—	—	—

Net impairment losses recognized in earnings	(130,797)	(79,986)	—	—	—	—	—
Other income	78,249	93,492	188,492	232,357	230,665	181,267	161,014

Total revenues	1,507,296	1,410,303	2,505,564	3,051,701	2,679,133	2,109,204	1,988,575
Benefits and expenses	1,334,922	1,299,235	2,580,695	2,615,613	2,247,225	1,732,191	1,603,374
Income tax expense	59,482	37,002	(33,276)	146,522	150,347	130,446	134,820
Change in accounting principle(1)	—	—	—	—	—	—	(15,801)

Net income (loss)	$112,892	$74,066	$(41,855)	$289,566	$281,561	$246,567	$234,580

PER SHARE DATA
Net income (loss) before change in accounting principle—basic(2)	$1.52	$1.04	$(0.59)	$4.07	$3.98	$3.49	$3.56
Net income (loss)—basic	$1.52	$1.04	$(0.59)	$4.07	$3.98	$3.49	$3.34
Average shares outstanding—basic	74,391,481	71,098,832	71,108,961	71,061,152	70,795,453	70,562,186	70,299,470
Net income (loss) before change in accounting principle—diluted(2)	$1.51	$1.04	$(0.59)	$4.05	$3.94	$3.46	$3.52
Net income (loss)—diluted	$1.51	$1.04	$(0.59)	$4.05	$3.94	$3.46	$3.30
Average shares outstanding—diluted	74,980,036	71,448,211	71,108,961	71,478,021	71,390,513	71,350,541	71,064,539
Cash dividends	$0.24	$0.46	$0.82	$0.89	$0.84	$0.76	$0.685
Shareowners' equity	$19.03	$29.80	$10.89	$35.02	$33.06	$31.33	$31.19
BALANCE SHEET DATA
Total assets	$40,392,169	$42,636,077	$39,572,449	$41,786,041	$39,795,294	$28,966,993	$27,211,378
Long-Term Debt	789,852	559,852	714,852	559,852	479,132	482,532	451,433
Subordinated Debt securities	524,743	524,743	524,743	524,743	524,743	324,743	324,743
Non-recourse funding obligations	1,375,000	1,375,000	1,375,000	1,375,000	425,000	125,000	—
Total stable value contract and annuity account balances	13,734,607	14,328,542	14,317,832	13,754,846	14,471,553	9,445,726	9,026,474
Liabilities related to variable interest entities	—	400,000	—	400,000	420,395	448,093	482,434
Shareowners' equity	1,628,375	2,081,742	761,095	2,456,761	2,313,075	2,183,660	2,166,327

(1)
Cumulative effect of change in accounting principle, net of income tax—amount in 2004 relates to Statement of Position 03-1.

(2)
Net income excluding change in accounting principle.

              Certain reclassifications have been made in the previously reported financial information to make the prior period amounts comparable to those of the current period. Such reclassifications had no effect on previously reported net income or share-owners' equity.

 RATIOS OF EARNINGS TO FIXED CHARGES

              Our ratios of consolidated earnings to fixed charges and consolidated earnings to fixed charges before interest credited on investment products for each of the five fiscal years ended December 31, 2008 and the six months ended June 30, 2009, are as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2009	2008	2008(3)	2007	2006	2005	2004
Ratio of Consolidated Earnings to Fixed Charges(1)	1.3x	1.2x	0.9x	1.4x	1.4x	1.5x	1.5x
Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products(2)	4.2x	2.6x	0.5x	4.4x	6.8x	7.4x	8.3x

(1)
Protective calculates the ratio of "Consolidated Earnings to Fixed Charges" by dividing the sum of income (loss) from continuing operations before income tax (BT), interest expense (which includes an estimate of the interest component of operating lease expense) (I) and interest credited on investment products (IP) by the sum of interest expense (I) and interest credited on investment products (IP). The formula for this ratio is: (BT+I+IP)(I+IP). Protective continues to sell investment products that credit interest to the contractholder. Investment products include products such as guaranteed investment contracts, annuities, and variable universal life interest credited insurance policies. The inclusion of interest credited on investment products results in a negative impact on the ratio of earnings to fixed charges because the effect of increases in interest credited to contractholders more than offsets the effect of the increase in earnings.

(2)
Protective calculates the ratio of "Consolidated Earnings (Losses) to Fixed Charges Before Interest Credited on Investment Products" by dividing the sum of income (loss) from continuing operations before income tax (BT) and interest expense (I) by interest expense (I). The formula for this calculation, therefore, would be: (BT+I)/I.

(3)
For the year ended December 31, 2008, additional income required to achieve a 1:1 ratio coverage was $75.1 million.

              As adjusted to give effect to the issuance of the 2019 notes and the 2039 notes pursuant to our prospectus supplement dated October 6, 2009, and the application of the proceeds from such offering to purchase newly-issued surplus notes of Golden Gate and Golden Gate's repurchase of $800 million aggregate principal amount of outstanding surplus notes (assuming such offering and application of proceeds had been completed on January 1, 2008), but without giving effect to the offering of the notes hereby, our ratio of earnings to fixed charges would have been 1.3x for the six months ended June 30, 2009, and 1.0x for the year ended December 31, 2008, and our ratio of earnings to fixed charges before interest credited on investment products would have been 3.4x for the six months ended June 30, 2009, and 1.3x for the year ended December 31, 2008. The offering of the notes under this prospectus supplement is expected to change the ratios for these periods by less than ten percent.

DESCRIPTION OF THE NOTES

              The notes are a series of "senior debt securities" described in the accompanying base prospectus. The notes will be issued under the Senior Indenture dated as of June 1, 1994, as supplemented by a Supplemental Indenture No. 14, which, as supplemented, we refer to as the "Senior Indenture," between Protective and The Bank of New York Mellon Trust Company, N.A., as trustee (as successor to The Bank of New York), which we refer to as the "Senior Trustee." Set forth below is a description of the specific terms of the notes. This description supplements, and should be read together with, the description of the general terms and provisions of the securities set forth in the accompanying base prospectus under the caption "Description of Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying base prospectus and the Senior Indenture pursuant to which the notes will be issued.

General

              The notes will be issued as a series of senior debt securities under the Senior Indenture. The notes will be limited in aggregate principal amount to $                , or such higher principal amount as shall be outstanding as a result of the issuance of additional notes under Supplemental Indenture No. 14. The notes will be dated as of the date of authentication.

              The notes are available for purchase in minimum denominations of $20 and integral multiples thereof in United States dollars. Payments of principal of, and interest on, the notes will be made in United States dollars. The provisions of Article 4 of the Senior Indenture relating to defeasance, which are described in the accompanying base prospectus, will apply to the notes.

              The notes are unsecured and will rank equally with all of our other unsecured senior indebtedness.

              After this offering and the offering of the 2019 notes and the 2039 notes (and after giving effect to the use of proceeds from the offering of the 2019 notes and the 2039 notes), we will have approximately $         million of unsecured senior indebtedness including the notes.

              The Senior Trustee is the paying agent at its offices in New York, New York. Protective may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.

    Maturity

              The entire principal amount of the notes will mature and become due and payable in a single installment, together with any accrued and unpaid interest thereon, on October 15, 2024. The notes are not subject to any sinking fund provision.

    Interest

              The notes will bear interest at a rate of      % per year. Interest on the notes will accrue from October     , 2009 or from the most recent interest payment date (as defined below). We will pay interest on the notes quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, each of which we refer to as an "interest payment date," beginning on January 15, 2010. In the event an interest payment date falls on a day that is not a business day, we will postpone the interest payment to the next succeeding business day and no interest will accrue for the period from and after such interest payment date to the date we make the payment to you (the next succeeding business day). Interest on the notes will be computed on the basis of a 360-day year of 30-day months.

              If the maturity date of the notes falls on a day that is not a business day, we will pay principal and interest on the next succeeding business day, but we will consider that payment as being made on the date that the payment was due to you. Accordingly, no interest will accrue on the payment for the period from and after the maturity date to the date we make the payment to you (the next succeeding business day).

              The interest payable by us on a note on any interest payment date and on the applicable maturity date, subject to certain exceptions, will be paid to the person in whose name such note is registered at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, preceding such January 15, April 15, July 15 or October 15, whether or not a business day. However, interest that we pay on the maturity date will be payable to the person to whom the principal will be payable.

              As used in this prospectus supplement, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York.

    Additional Issuance

              We may, from time to time, without the consent of holders of any outstanding notes, reopen this issue of notes and issue additional notes with the same maturity, interest rate, ranking and other terms of the notes being offered pursuant to this prospectus supplement (except for the issue date and public offering price). If we issue such additional notes, those additional notes will, upon issuance and sale, constitute a single series of notes with the notes already offered hereby.

Optional Redemption of the Notes

              The notes may be redeemed in whole or in part, on or after October 15, 2014, at our option, at any time and from time to time, until maturity at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

              We will mail a notice of redemption to each holder of notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date. If fewer than all of the notes are to be redeemed, the Senior Trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by lot or any other method as the Senior Trustee deems fair and reasonable. The Senior Trustee will make this selection, not more than 60 days prior to the redemption date, from the then outstanding notes that have not been previously called for redemption. The Senior Trustee is required to notify us in writing of the notes that it has selected for redemption and, in the case of any note selected for partial redemption, the principal amount of such note to be redeemed. Additionally, the notes and the portions thereof that the Senior Trustee selects for redemption must be in a minimum amount of $20 or integral multiples thereof. The provisions of the Senior Indenture that apply to notes that are called for redemption also apply to portions of notes that are called for redemption.

Certain Restrictive Provisions

              The Senior Indenture does not contain any provisions that will restrict Protective from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on its capital stock or purchasing or redeeming its capital stock. The Senior Indenture does not contain any financial ratios or specified levels of net worth or liquidity to which Protective must adhere. In addition, the Senior Indenture does not contain any provision that would require that Protective repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving Protective which may adversely affect the creditworthiness of the notes.

              The Senior Indenture contains, among others discussed in the accompanying prospectus, the following covenants:

              Limitations on Sales of Capital Stock of Restricted Subsidiaries.    Protective will not, and will not permit any of its subsidiaries, to dispose of in any way any shares of capital stock of a Restricted Subsidiary (other than for directors' qualifying shares, dispositions by Protective to a subsidiary, or dispositions by a Restricted Subsidiary to Protective or one of Protective's subsidiaries), except for the disposition of the entire capital stock of such Restricted Subsidiary owned directly or indirectly by Protective or its subsidiaries for a consideration which, in the opinion of Protective's Board of Directors, is at least equal to the fair value thereof.

              The term "Restricted Subsidiary" means any subsidiary of Protective with assets greater than or equal to 20% of all assets of Protective and its subsidiaries, computed and consolidated in accordance with generally accepted accounting principles. On the date hereof, only Protective Life and West Coast Life Insurance Company qualify as Restricted Subsidiaries under this definition.

              Protective is not required pursuant to the Senior Indenture to repurchase the notes, in whole or in part, with the proceeds of any sale, transfer or other disposition of any shares of capital stock of any Restricted Subsidiary (or of any subsidiary having any direct or indirect control of any Restricted Subsidiary). Further, the Senior Indenture does not provide for any restrictions on Protective's use of such proceeds.

              Limitations on Liens on Restricted Subsidiaries' Capital Stock.    Protective will not, and will not permit any Restricted Subsidiary to, at any time directly or indirectly, issue, assume, guarantee or permit to exist any indebtedness secured by a lien (as defined in the Senior Indenture relating to the notes) on the capital stock of any Restricted Subsidiary without making effective provision for securing the notes then outstanding (and if Protective so elects, any other indebtedness ranking on a parity with the notes) equally and ratably with such secured indebtedness as to such property for so long as such indebtedness will be so secured; provided, however, that this covenant will not be applicable to liens (i) on the shares of stock of a subsidiary of a person (as defined in the Senior Indenture relating to the notes) that is merged with or into Protective or a subsidiary securing debt of such person, which debt was outstanding prior to such merger, but only if such pledge and debt were not incurred in anticipation of such merger, (ii) in favor of Protective securing debt of a Restricted Subsidiary owed to Protective, (iii) for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which are being contested in good faith or which are less than $30,000,000, or (iv) created by or resulting from any litigation or legal proceeding being contested in good faith or which are less than $30,000,000. The Senior Indenture does not restrict Protective's subsidiaries from issuing secured or unsecured indebtedness, or from granting security interests in assets other than capital stock of a Restricted Subsidiary. Therefore, indebtedness issued by Restricted Subsidiaries and indebtedness issued by Protective secured by assets other than capital stock of Restricted Subsidiaries may be paid ahead of the notes in the event of insolvency of Protective or its subsidiaries.

Events of Default

              Supplemental Indenture No. 14 modifies one of the events of default under the Senior Indenture which is described in the fourth bullet point on page 15 of the accompanying base prospectus. The event of default, as modified by Supplemental Indenture No. 14, provides that it constitutes an event of default under the Senior Indenture with respect to the notes offered hereby if there is a default in payment of any portion of the principal when due or payable on any indebtedness of Protective for borrowed money having an aggregate principal amount then outstanding of at least $25,000,000, or other default resulting in acceleration of indebtedness of Protective for borrowed money where the aggregate principal amount so accelerated equals or exceeds $25,000,000 and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to Protective by the Senior Trustee or to Protective and the Senior Trustee by the holders of 25% in aggregate principal amount of the notes then outstanding; provided that if such event of default under any such indebtedness is remedied or cured by Protective or waived by the holders of such indebtedness, then the event of default under the Senior Indenture shall be deemed remedied, cured or waived as well.

Book-Entry System—The Depository Trust Company

              Upon issuance, the notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or a nominee thereof. Initial settlement for the notes will be made in same day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

              Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

              So long as DTC, or its nominee, is a registered owner of a note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such note for all purposes under the Senior Indenture. Except as provided below, the actual owners of the notes represented by a note (the "beneficial owner") will not be entitled to have the notes represented by such note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the Senior Indenture.

              Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC and, if such person is not a participant of DTC (a "participant"), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Senior Indenture. We understand that under existing industry practices, in the event that Protective requests any action of holders of the notes or that an owner of a beneficial interest that a holder is entitled to give or take under the Senior Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

              The following is based on information furnished by DTC:

              DTC will act as securities depositary for the notes. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global securities will be issued for the notes in the aggregate principal amount of such issue, and will be deposited with DTC.

              DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal

Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC ("direct participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc. and FINRA. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the SEC.

              Purchases of the notes under DTC's system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the limited circumstances that may be provided in the Senior Indenture.

              To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

              Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

              Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to Protective as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

              Payments on the notes will be made in immediately available funds to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the Senior Trustee or Protective, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of beneficial owners is the responsibility of Protective or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

              DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to Protective or the applicable agent. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered. Protective may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

Listing

              We intend to apply to list the notes on the New York Stock Exchange under the symbol "      ." We expect trading to begin within 30 days of October     , 2009, the original issue date.

About the Senior Trustee

              The Bank of New York Mellon Trust Company, N.A. is the Senior Trustee and will be the principal paying agent and registrar for the notes. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. An affiliate of The Bank of New York Mellon Trust Company, N.A., The Bank of New York Mellon, is a lender under our $500 million revolving credit facility, which was amended and restated on April 16, 2008. Additionally, The Bank of New York Mellon Trust Company, N.A. serves as trustee with respect to the outstanding debt securities of Protective and is expected to serve as trustee with respect to the 2019 notes and the 2039 notes.

              The Senior Trustee may resign or be removed with respect to one or more series of debt securities under the Senior Indenture and a successor trustee may be appointed to act with respect to such series.

UNDERWRITING

              We intend to offer the notes through the underwriters. Banc of America Securities LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions contained in a purchase agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below:

Underwriter	Principal Amount of Notes
Banc of America Securities LLC	$
Wells Fargo Securities, LLC
Barclays Capital Inc.

Total	$

              The underwriters have agreed to purchase all of the notes sold pursuant to the purchase agreement if any of these notes are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering.

	Per Note		Total
Underwriting discount payable by us		%	$

              The expenses of the offering, not including the underwriting discount, are estimated to be $200,000 and are payable by us.

              The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and may offer the notes to dealers at that price less a concession not in excess of      % of the principal amount thereof. The underwriters may allow, and the dealers may reallow, a discount not in excess of      % of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

New Issue of Notes

              The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. We expect trading of the notes on the New York Stock Exchange to commence within 30 days of October , 2009, the original issue date. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

              We expect that delivery of the notes will be made to the underwriters against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the second business day following the date of pricing of the notes (this settlement cycle being referred to as "T+2"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers of the notes should be aware that the ability to settle secondary market trades of the notes that are effected on the date of pricing or the next succeeding business day may be affected by T+2 settlement, and should consult their own advisor.

Conflicts of Interest; FINRA Regulations

              If ProEquities, Inc. serves as an underwriter in this offering, it will be deemed to have a "conflict of interest" in this offering within the meaning of NASD Conduct Rule 2720 of FINRA ("Rule 2720") because it is an affiliate of ours. Any underwriter with a "conflict of interest" is not permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. If an underwriter is deemed to have a "conflict of interest" in this offering within the meaning of Rule 2720, this offering will be conducted in accordance with Rule 2720(a)(1)(c). Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering, as the offering is of a class of securities that are investment rate graded, as that term is defined in Rule 2720.

              In compliance with the guidelines of FINRA, the maximum underwriting compensation in connection with this offering will not exceed 8% of the gross proceeds.

Price Stabilization and Short Positions

              In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

              Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

              On April 16, 2008, Protective and Protective Life entered into a Second Amended and Restated Credit Agreement with the several lenders from time to time party thereto, and Regions Bank, as Administrative Agent, Regions Capital Markets, as Co-Lead Arranger and Sole Bookrunner, Wachovia Capital Markets, LLC as Co-Lead Arranger and Syndication Agent, and Bank of America, N.A. and Barclays Bank PLC, as Co-Documentation Agents, to increase the lending commitment to a maximum principal amount of $500 million (the "Credit Facility"). Protective and Protective Life have the right in certain circumstances to request that the commitment under the Credit Facility be increased up to a maximum principal amount of $600 million.

              Wachovia Bank N.A. and Wells Fargo Bank, N.A. are also the lenders with respect to our Credit Facility and provide cash management services for Protective. Protective Life and Wachovia Development Corporation are parties to an Amended and Restated Investment and Participation Agreement, and Protective is a party to a guaranty in favor of Wachovia Development Corporation, with respect to certain real property leased by Protective Life. Wachovia Bank N.A., Wells Fargo Bank, N.A., Wachovia Capital Markets, LLC and Wachovia Development Corporation are affiliates of Wells Fargo Securities, LLC.

              Bank of America, N.A. is one of the lenders with respect to our Credit Facility. Bank of America, N.A. is an affiliate of Banc of America Securities LLC.

              Barclays Bank PLC is one of the lenders with respect to our Credit Facility, and Long Island International Limited holds certain surplus notes of one of our subsidiaries, Golden Gate. Based on a Schedule 13G filed with the SEC on February 5, 2009, as of December 31, 2008, Barclays Global Investors, NA and its affiliates may be deemed the beneficial owner of 4,808,986 shares of our common stock, constituting approximately 6.87% of our outstanding common stock on such date. Barclays Bank PLC, Long Island International Limited and Barclays Global Investors, NA are affiliates of Barclays Capital Inc.

              We intend to use all of the net proceeds from the offering of the 2019 notes and the 2039 notes to purchase newly issued surplus notes of our indirect wholly-owned subsidiary, Golden Gate. Golden Gate intends to use the proceeds from the sale to us of such newly-issued surplus notes to repurchase at a discount outstanding surplus notes, $450 million of which are held by Long Island International Limited, an affiliate of Barclays Capital Inc.

              Merrill Lynch, Pierce, Fenner & Smith, Incorporated (an affiliate of Banc of America Securities LLC), Barclays Capital Inc. and Wachovia Capital Markets, LLC (an affiliate of Wells Fargo Securities, LLC) served as underwriters in Protective's registered offering of common stock that closed in May 2009. Additionally, Banc of America Securities LLC, Wells Fargo Securities, LLC and Barclays Capital Inc. serve as underwriters in Protective's registered offering of the 2019 notes and the 2039 notes.

              Additionally, Protective owns fixed income securities of Bank of America Corporation (an affiliate of Banc of America Securities LLC), Barclays PLC (an affiliate of Barclays Capital Inc.), and Wells Fargo & Company (an affiliate of Wells Fargo Securities, LLC) with a fair value at June 30, 2009 of approximately $182.4 million, $46.2 million and $219.2 million, respectively. However, approximately $55.5 million in aggregate amount of these securities fund reserves on risks that were ceded at June 30, 2009 by Protective's subsidiaries to third parties pursuant to modified coinsurance agreements.

              In the ordinary course of their respective businesses, the underwriters and their affiliates have provided, are providing, and may in the future provide distribution of our products or commercial banking, investment banking and financial advisory services to us and our affiliates for which they have in the past received, and may in the future receive, customary fees or other compensation.

LEGAL OPINIONS

              The validity of the notes offered hereby has been passed upon for Protective by Deborah J. Long, Esq., General Counsel of Protective. Ms. Long is an employee of Protective and is a participant in various employee benefit plans offered by Protective. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

 EXPERTS

              The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in the accompanying base prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Protective Life Corporation
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Units

PLC Capital Trust VI
PLC Capital Trust VII
PLC Capital Trust VIII
Preferred Securities
Guaranteed as Described in this Prospectus and the Accompanying Prospectus Supplement by
Protective Life Corporation

        Protective Life Corporation, or any of the trusts named above, may offer from time to time the securities described in this prospectus, separately or together in any combination, at prices and on other terms to be determined at the time of the offering. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities we offer in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. A prospectus supplement may also add to, change, update or clarify information contained in this prospectus.

        This prospectus may not be used to consummate sales of any securities unless it is accompanied by a prospectus supplement.

        Protective Life Corporation's common stock is listed on the New York Stock Exchange under the trading symbol "PL". Unless stated otherwise in a prospectus supplement, the securities offered hereby will not be listed on a national securities exchange.

        Protective Life Corporation or the trusts may offer securities through one or more agents, underwriters, dealers or other third parties, or directly to one or more purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

        Investing in our securities or the securities of the trusts involves risks. We urge you to read carefully the information included or incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of the factors you should consider before deciding to invest in any securities offered by this prospectus. See "Risk Factors" on page 4 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2008.

Prospectus

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and the trusts have filed with the Securities and Exchange Commission (the "SEC") utilizing an automatic shelf registration process. By using a shelf registration statement, we, and in the case of an offering of trust preferred securities, the trusts, may sell any combination of the securities described in this prospectus from time to time, in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Protective Life Corporation and the trusts. The registration statement and its exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus only provides a general description of the securities we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement to this prospectus that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add, update, change or clarify information contained in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be part of the prospectus. Information we file later with the SEC will automatically update and supersede the information in the prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to "Protective," "we," "us" and "our" or similar terms are to Protective Life Corporation and its subsidiaries. Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "trusts" or the "PLC Capital Trusts" are to PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII, collectively, and, references to a "trust" or a "PLC Capital Trust" are to PLC Capital Trust VI, PLC Capital Trust VII or PLC Capital Trust VIII, individually.

 RISK FACTORS

        Investing in our securities and the trust preferred securities of the trusts involves risks. Before deciding to purchase any of our securities or the trust preferred securities, you should carefully consider the discussion of the risks and uncertainties under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations. The operating results of companies in the insurance industry have historically been subject to significant fluctuations. The factors which could affect the Company's future results include, but are not limited to, general economic conditions and the known trends and uncertainties which are described in the foregoing documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any applicable prospectus supplement, and the information incorporated by reference in this prospectus and any applicable prospectus supplement may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to future events and expectations and can be identified by the use of predictive, future-tense or forward-looking terminology, such as "anticipates," "believes," "estimates," "plans," "expects," "forecasts," "intends," "may," "outlook," "projects," "should," "will," "will likely result," or the negative of those terms or other similar expressions. All statements that reflect Protective's expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results or operating performance, and statements regarding Protective's strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Accordingly, you should not place undue reliance on such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

        For information on some of the factors that could cause actual results to differ materially from those in forward-looking statements, see the section entitled "Risk Factors" in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        Protective is subject to the informational requirements of the Exchange Act, and in compliance with such laws Protective files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE"). You may also inspect the information we file with the SEC at the NYSE's offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet web site at http://www.protective.com. However, the information on our Internet web site is not a part of this prospectus or any prospectus supplement.

        The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below:

  •
  Protective's Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  Protective's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2008; and

  •
  Protective's Current Reports on Form 8-K filed with the SEC on February 12, 2008 and April 18, 2008.

This prospectus also incorporates by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering under this prospectus. These documents contain important information about Protective and its finances. Unless specifically stated in a prospectus supplement, we are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K.

        You should consider any statement contained in a document incorporated or considered incorporated by reference into this prospectus to be modified or superseded to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus, modifies or conflicts with the earlier statement. You should not consider any statement modified or superseded, except as so modified or superseded, to constitute a part of this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or the information incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or the document from which such information is incorporated.

        You may obtain a copy of any or all of the documents incorporated by reference into this prospectus (including any exhibits that are specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus is a part and its exhibits, at no cost to you by writing or telephoning us at the following address or telephone number or visiting our website:

    Protective Life Corporation
    P. O. Box 2606
    Birmingham, Alabama 35202
    Attention: Investor Relations
    Tel: (205) 268-1000
    Fax: (205) 268-3023
    www.protective.com

 PROTECTIVE LIFE CORPORATION

        Protective is a Delaware corporation incorporated in 1981. We are a holding company, whose subsidiaries provide financial services through the production, distribution, and administration of insurance and investment products. Protective Life Insurance Company, founded in 1907, is our principal operating subsidiary. Our principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and its telephone number is (205) 268-1000.

THE PLC CAPITAL TRUSTS

        Protective created PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII, Delaware statutory trusts, pursuant to three separate declarations of trust that were executed by Protective, as sponsor of the trusts, and the trustees of the trusts. We have filed a form of amended and restated declaration of trust for each trust as an exhibit to the registration statement of which this prospectus is a part.

        Each trust exists solely to:

  •
  issue and sell to the public its preferred securities, representing undivided beneficial interests in the assets of each trust;

  •
  issue and sell to us common securities, representing undivided beneficial interests in the assets of each trust;

  •
  use the gross proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of Protective's subordinated debt securities;

  •
  distribute the cash payments it receives from the corresponding subordinated debt securities it owns to you and the other holders of preferred securities and us, as holder of the common securities; and

  •
  engage in those other activities necessary or incidental to these purposes.

        Any debt securities we sell to a trust will be the sole assets of the trust, and, accordingly, payments under the debt securities will be the sole revenues of such trust.

        All of the common securities of each trust will be directly or indirectly owned by Protective. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The preferred securities of each trust will represent the remaining 97% of such trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Protective defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the preferred securities in priority of payment.

        The preferred securities of each trust will be guaranteed by Protective as described later in this prospectus.

        Each trust has a term of approximately 55 years, but may earlier terminate as provided in its declaration. Each trust's business and affairs will be conducted by the trustees appointed by Protective, as the direct or indirect holder of all the common securities. The holder of the common securities of each trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trusts. The duties and obligations of the trustees shall be governed by the declaration of trust for such trust. A majority of the trustees of each trust will be persons who are employees or officers of or affiliated with Protective. One trustee of each trust will be a financial institution which will be unaffiliated with Protective and which shall act as institutional trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.

        Protective will pay all fees and expenses related to the trusts and the offering of preferred securities and common securities, the payment of which will be guaranteed by Protective. The office of the Delaware trustee for each PLC Capital Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890. Each trust's offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and each trust's telephone number is (205) 268-1000.

        The trusts will not have separate financial statements. The statements would not be material to holders of the trust preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons summarized above.

USE OF PROCEEDS

        Except as otherwise described in a prospectus supplement, we intend to use the net proceeds from any sale of our securities offered by this prospectus for general corporate purposes. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term marketable securities. Except as otherwise described in a prospectus supplement, the trusts will use the proceeds from the sale of any preferred securities, together with any capital contributed in respect of common securities, to invest in Protective's subordinated debt securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

CONSOLIDATED EARNINGS RATIOS

        The following table sets forth, for the years and periods indicated, Protective's ratios of:

  •
  consolidated earnings to fixed charges;

  •
  consolidated earnings to fixed charges before interest credited on investment products.

        The subordinated debt securities included in the ratio calculations below comprise the following securities:

  •
  9% Subordinated Debentures, Series A;

  •
  8 1/4% Subordinated Debentures, Series B;

  •
  6 1/2% Subordinated Debentures, Series C;

  •
  7 1/2% Subordinated Debentures, Series D;

  •
  7 1/4% Subordinated Debentures, Series E;

  •
  6 1/8% Subordinated Debentures, Series F; and

  •
  7 1/4% Capital Securities due 2066.

        Protective calculates the ratio of "Consolidated Earnings to Fixed Charges" by dividing the sum of income from continuing operations before income tax ("BT"), interest expense (which includes an estimate of the interest component of operating lease expense and interest on non-recourse funding obligations) ("I") and interest credited on investment products ("IP") by the sum of interest expense ("I") and interest credited on investment products ("IP"). The formula for this ratio is: (BT+I+IP)/(I+IP). Protective continues to sell investment products that credit interest to the contractholder, investment products include products such as guaranteed investment contracts, funding agreements, annuities, and variable universal life insurance policies. The inclusion of interest credited on investment products results in a negative impact on the ratio of earnings to fixed charges because the effect of increases in interest credited to contractholders more than offsets the effect of the increases in earnings.

        Protective calculates the ratio of "Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products" by dividing the sum of income from continuing operations before income tax ("BT") and interest expense ("I") by interest expense ("I"). The formula for this calculation, therefore, would be: (BT+I)/I.

	Three Months Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of Consolidated Earnings to Fixed Charges	1.2	1.5	1.4	1.4	1.5	1.5	1.5
Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products	2.6	6.4	4.4	6.8	7.4	8.3	8.0

DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and units that Protective may sell from time to time, and the trust preferred securities guaranteed by Protective that the trusts may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security being offered.

DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the "debt securities". The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

        We will issue the senior debt securities in one or more series under the senior indenture, dated as of June 1, 1994, between Protective and The Bank of New York Trust Company, N.A., as successor trustee, as supplemented by:

  •
  Supplemental Indenture No. 1, dated as of July 1, 1994;

  •
  Supplemental Indenture No. 2, dated as of August 1, 1996;

  •
  Supplemental Indenture No. 3, dated as of September 15, 1996;

  •
  Supplemental Indenture No. 4, dated as of November 15, 1996;

  •
  Supplemental Indenture No. 5, dated as of December 1, 1996;

  •
  Supplemental Indenture No. 6, dated as of March 20, 2000;

  •
  Supplemental Indenture No. 7, dated as of December 14, 2000;

  •
  Supplemental Indenture No. 8, dated as of February 28, 2001;

  •
  Supplemental Indenture No. 9, dated as of May 23, 2003;

  •
  Supplemental Indenture No. 10, dated as of October 21, 2004; and

  •
  Supplemental Indenture No. 11, dated as of December 11, 2007.

        We will issue the subordinated debt securities under the subordinated indenture, dated as of June 1, 1994, between Protective and The Bank of New York Trust Company, N.A., as successor trustee, as amended and supplemented by:

  •
  Supplemental Indenture No. 1, dated as of June 9, 1994;

  •
  Supplemental Indenture No. 2, dated as of August 1, 1994;

  •
  Supplemental Indenture No. 3, dated as of April 29, 1997;

  •
  Supplemental Indenture No. 4, dated as of November 20, 1997;

  •
  Supplemental Indenture No. 5, dated as of August 22, 2001;

  •
  Supplemental Indenture No. 6, dated as of September 25, 2002;

  •
  Supplemental Indenture No. 7, dated as of January 27, 2004; and

  •
  Supplemental Indenture No. 8, dated as of July 3, 2006.

        The following description of the terms of the debt securities and the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in the debt securities. You should keep in mind, however, that it is the indentures themselves, and not this summary, which define your rights as a debt holder. There may be additional provisions in the indenture which are not important to you. You should read the indentures for a full description of all the terms of the debt. The senior indenture and subordinated indenture, as well as the supplemental indentures thereto entered into prior to the date of this prospectus, have been filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

General

        The debt securities will be unsecured obligations of Protective. The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated obligations of Protective. The subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all present and future senior indebtedness of Protective. See "—Subordination under the Subordinated Indenture." The indentures do not limit the aggregate amount of debt securities which may be issued. Except as otherwise provided in the applicable prospectus supplement, the indentures, as they apply to any series of debt securities, also do not limit the incurrence or issuance of other secured or unsecured debt of Protective or any of Protective's subsidiaries.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered, including, but not limited to:

  •
  the title;

  •
  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding as of the most recent date;

  •
  any limit upon the amount that may be issued;

  •
  the date or dates on which the principal of and premium, if any, will mature or the method of determining such date or dates;

  •
  the interest rate or rates, which may be fixed or variable, if any, or the method of calculating such rate or rates;

  •
  the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

  •
  the date or dates on which interest, if any, will be payable and the record date or dates for such payment;

  •
  the place or places where principal of, premium, if any, and interest, if any, will be payable;

  •
  the period(s) within which, the price(s) at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such debt securities may be redeemed, in whole or in part, at the option of Protective;

  •
  any mandatory or optional sinking fund provisions or any provisions or obligations for redeeming or retiring the securities and other related terms and provisions;

  •
  the denominations in which such debt securities are authorized to be issued;

  •
  the currency or currency unit for which debt securities may be purchased or in which debt securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such debt securities will be payable and whether Protective or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

  •
  if the amount of principal of, or any premium or interest on, any of such debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  if other than the full principal amount, the portion of the principal amount of such debt securities which will be payable upon the acceleration of maturity or the method by which such portion shall be determined;

  •
  if the principal amount payable at the stated maturity of any of such debt securities cannot be determined as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

  •
  the person to whom any interest on any such debt security shall be payable if other than the person in whose name such debt security is registered on the applicable record date;

  •
  any addition to, or modification or deletion of, any event of default or any covenant of Protective specified in the indenture with respect to such debt securities;

  •
  the application, if any, of such means of defeasance or covenant defeasance as may be specified for such debt securities;

  •
  whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities;

  •
  in the case of the subordinated indenture, the terms, if any, upon which the holders may convert or exchange such debt securities into or for common stock of Protective or other securities or property; and

  •
  any other terms not inconsistent with the terms of the indentures pertaining to such debt securities. (Section 3.1 of each indenture.)

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons. Where debt securities of any series are issued in bearer form, the prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, which apply to any such debt securities and to payment on and transfer and exchange of such debt securities. Bearer debt securities will be transferable by delivery. (Section 3.5 of each indenture.)

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.

        If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the prospectus supplement will set forth the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies.

        If any index is used to determine the amount of principal payments, premium, if any, or interest on any series of debt securities, the prospectus supplement will describe the special federal income tax, accounting and other considerations applicable.

        The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving Protective that may adversely affect holders of the debt securities.

Payment, Registration, Transfer and Exchange

        Unless otherwise provided in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at the office or agency of Protective maintained for that purpose as Protective may designate from time to time. Protective may also make interest payments, if any, on debt securities in registered form:

  •
  by checks mailed to the holders of debt securities at their registered addresses; or

  •
  by wire transfer to an account maintained by the holder as specified in the register. (Sections 3.7(a) and 9.2 of each indenture.)

        Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each indenture.)

        Payment on debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at the paying agencies outside the United States appointed by Protective from time to time. The prospectus supplement will name the initial paying agents outside the United States for a series of debt securities. Protective may at any time designate additional paying agents or rescind the designation of any paying agents. However, if debt securities of a series are issuable as registered securities, Protective will be required to maintain at least one paying agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, Protective will be required to maintain a paying agent in a place of payment outside the United States where debt securities of such series and any coupons may be presented and surrendered for payment. (Section 9.2 of each indenture.)

        All moneys paid by Protective to the debt trustees or a paying agent for the payment of the principal of, or any premium or interest on, any debt security which remain unclaimed at the end of two years will be repaid to Protective. The holder of a debt security may look only to Protective for payment after such time. (Section 9.3 of each indenture.)

        Unless otherwise provided in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency Protective designates from time to time. (Sections 3.5 and 9.2 of each indenture.) Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each indenture.)

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depository which will be named in the applicable prospectus supplement. In such a case, one or more global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global debt security or securities. (Section 3.3 of each indenture.) Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global debt security may not be transferred or exchanged except (1) as a whole among the depository for such global debt security and its nominee and/or their successors and (2) in the circumstances described in the applicable prospectus supplement. (Section 3.5 of each indenture.)

        The applicable prospectus supplement will describe the specific terms of the depository arrangement with respect to any portion of a series of debt securities to be listed in global form. Protective expects that the following provisions will apply to depository arrangements.

        Upon the issuance of any global debt security, and the deposit of such global debt security with or on behalf of the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of institutions that have accounts with the depository or its nominee. These institutions are referred to as "participants." The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such debt securities or by Protective, if such debt securities are offered and sold directly by Protective. Only participants or persons that hold interests through participants may have beneficial ownership interests in a global debt security. The depository or its nominee will maintain records of the ownership of beneficial interests held by participants. Participants will maintain records of the beneficial ownership interests of persons that hold through them. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The above limitations and such laws may impair the ability to transfer beneficial interests in such global debt securities.

        So long as the depository, or its nominee, is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities for all purposes under each indenture. (Section 3.8 of each indenture.) Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in a global debt security will not be entitled to have debt securities of the series represented by such global debt security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the holders for any purposes under the relevant indenture. (Section 3.5 of each indenture.)

        Each person owning a beneficial interest in a global debt security must rely on the procedures of the depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant indenture. The depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant indenture. Protective understands that, under existing industry practices, if Protective requests any action of holders or any owner of a beneficial interest in a global debt security desires to give any notice or take any action a holder is entitled to give or take under the relevant indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Unless otherwise specified in the applicable prospectus supplement, payments with respect to principal, premium, if any, and interest, if any, on debt securities represented by a global debt security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the registered owner of such global debt security.

        Protective expects that the depository for any debt securities issued in global form, will immediately credit participants' accounts with payments of principal, premium or interest, in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. Protective also expects that payments by participants to owners of beneficial interests in such global debt security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. Nevertheless, payments, transfers, exchanges and other matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depository from time to time. None of Protective, the respective debt trustee or any agent of Protective or the respective debt trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of each indenture.)

        Unless otherwise specified in the applicable prospectus supplement, if the depository for any debt securities issued in global form notifies Protective that it is unwilling or unable to continue as depository and a successor depository is not appointed by Protective within 90 days, Protective will issue such debt securities in definitive certificated form in exchange for such global debt security. In addition, Protective may at any time and in its sole discretion determine not to have any of the debt securities of a series issued in global form and, in such event, will issue debt securities of such series in definitive certificated form in exchange for all of the global debt securities representing such debt securities. (Section 3.5 of each indenture.)

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. (Section 3.4 of each indenture.) The applicable prospectus supplement will describe the specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities.

Consolidation, Merger or Sale by Protective

        Under the terms of each indenture, we are prohibited from consolidating with or merging into any other corporation or from selling all or substantially all of our assets, unless:

  •
  the corporation formed by such consolidation or into which Protective is merged or the corporation which acquires its assets is organized in the United States and expressly assumes all of our obligations under each indenture;

  •
  immediately after giving effect to such transaction, no default or event of default shall have happened and be continuing; and

  •
  if, as a result of such transaction, properties or assets of Protective would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the debt securities of any series, Protective or its successor shall take steps necessary to secure such debt securities equally and ratably with all indebtedness secured thereby.

        Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Protective is merged or to which such sale is made, shall succeed to and be substituted for Protective under each indenture. (Section 7.1 of each indenture.)

Events of Default, Notice and Certain Rights on Default

        Each indenture provides that, if an event of default occurs with respect to the debt securities of any series and is continuing, the trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to Protective, and to the trustee for such series, if notice is given by such holders of debt securities, may declare the principal of, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount specified in the prospectus supplement, and accrued interest on all the debt securities of that series to be due and payable. However, with respect to any debt securities, including subordinated debt securities, issued under the subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article 12 of the subordinated indenture. (Section 5.2 of each indenture.)

        The following are events of default with respect to debt securities unless otherwise provided in a prospectus supplement relating to the debt securities of a particular series:

  •
  default for 30 days in payment of any interest on any debt security of that series or any applicable coupon or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

  •
  default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when due;

  •
  default for 60 days after notice to Protective by the trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in Protective's compliance with any of its agreements or covenants in the indenture or in any supplemental indenture or board resolutions referred to therein under which the debt securities of that series may have been issued;

  •
  a default in payment of any portion of the principal when due or payable on any indebtedness of Protective for borrowed money having an aggregate principal amount then outstanding of at least $25,000,000 (after the expiration of any applicable grace period with respect thereto), or other default resulting in acceleration of indebtedness of Protective for borrowed money where the aggregate principal amount so accelerated equals or exceeds $25,000,000 and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to Protective by the respective trustee or to Protective and the respective trustee by the holders of 25% in aggregate principal amount of the notes then outstanding; provided that if such event of default under any such indebtedness is remedied or cured by Protective or waived by the holders of such indebtedness, then the event of default under the respective indenture shall be deemed remedied, cured or waived; and

  •
  certain events of bankruptcy, insolvency or reorganization of Protective or Protective Life Insurance Company. (Section 5.1 of each indenture.)

Events of default with respect to a specified series of debt securities may be added to the indenture and will be described in the applicable prospectus supplement. (Sections 3.1 and 5.1 (7) of each indenture.)

        Each indenture provides that the respective trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of that series notice of all defaults known to it unless such default has been cured or waived. However, except in the case of a default in payment on the debt securities of that series, the respective trustee may withhold the notice if and so long as the Board of Directors of Protective, the executive committee thereof or a committee of its responsible officers in good faith determines that withholding such notice is in the interests of the holders of the debt securities of that series. (Section 6.6 of each indenture.) "Default" means any event which is, or after notice or passage of time or both, would be, an event of default. (Section 1.1 of each indenture.)

        Each indenture provides that the holders of a majority in aggregate principal amount of the debt securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee. (Section 5.8 of each indenture.)

        Each indenture includes a covenant that Protective will file annually with the respective trustee a certificate as to Protective's compliance with all conditions and covenants of such indenture. (Section 9.6 of each indenture.)

        The holders of a majority in aggregate principal amount of any series of debt securities by written notice to the trustee for such series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any debt security. (Section 5.7 of each indenture.)

Modification of the Indentures

        Each indenture contains provisions permitting Protective and the respective debt trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order:

  •
  to evidence the succession of another corporation to Protective and the assumption of the covenants of Protective by a successor to Protective;

  •
  to add to the covenants of Protective or surrender any right or power of Protective;

  •
  to add additional events of default with respect to any series of debt securities;

  •
  to add or change any provisions to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form;

  •
  to change or eliminate any provision affecting only debt securities not yet issued;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities;

  •
  to evidence and provide for successor debt trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

  •
  if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

  •
  to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such indenture or to cure any ambiguity or correct any mistake, provided that any such action does not adversely affect the interests of any holder of debt securities of any series then outstanding; or

  •
  in the case of the subordinated indenture, to modify the subordination provisions thereof in a manner not adverse to the holders of subordinated debentures of any series then outstanding (and in the case of subordinated debentures issued in return for the proceeds of preferred securities of any series then outstanding, not adverse to the holders of such preferred securities). (Section 8.1 of each indenture.)

        Each indenture also contains provisions permitting Protective and the respective debt trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by such supplemental indenture, with the debt securities of each series voting as a class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such indenture or any supplemental indenture or modifying the rights of the holders of debt securities of such series, except that, without the consent of the holder of each debt security so affected, no such supplemental indenture may:

  •
  change the time for payment of principal or premium, if any, or interest on any debt security;

  •
  reduce the principal of, or any installment of principal of, or premium, if any, or interest on any debt security, or change the manner in which the amount of any of the foregoing is determined;

  •
  reduce the interest rate, the amount of principal or the amount of premium, if any, payable upon the redemption of any debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of any original issue discount or indexed security;

  •
  change the currency or currency unit in which any debt security or any premium or interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of the outstanding debt securities affected thereby the consent of whose holders is required for modification or amendment of such indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

  •
  change the obligation of Protective to maintain an office or agency in the places and for the purposes specified in such indenture;

  •
  in the case of the subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debentures of any series then outstanding, and in the case of subordinated debentures issued in return for the proceeds of preferred securities of any series then outstanding, adverse to the holders of such preferred securities; or

  •
  modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of each indenture.)

Subordination under the Subordinated Indenture

        In the subordinated indenture, Protective has covenanted and agreed that any subordinated debt securities issued thereunder are subordinate and junior in right of payment to all present and future senior indebtedness to the extent provided in the subordinated indenture. The subordinated indenture defines the term "senior indebtedness" as the principal, premium, if any, and interest on:

  •
  all indebtedness of Protective, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  •
  any indebtedness of others of the kinds described in the preceding clause for the payment of which Protective is responsible or liable as guarantor or otherwise; and

  •
  amendments, renewals, extensions and refundings of any such indebtedness,

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to subordinated debt securities.

        The senior indebtedness shall continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

        No direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

  •
  Protective defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

  •
  an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to Protective by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist.

        All present and future senior indebtedness, including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Protective on account of subordinated debt securities in the event of:

  •
  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Protective, its creditors or its property;

  •
  any proceeding for the liquidation, dissolution or other winding-up of Protective, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

  •
  any assignment by Protective for the benefit of creditors; or

  •
  any other marshalling of the assets of Protective.

In any such event, payments or distributions which would otherwise be made for subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing between these creditors at that time until the senior indebtedness is paid in full. If the payments or distributions on subordinated debt securities are in the form of Protective's securities or those of any other corporation under a plan or reorganization or adjustment and are subordinate to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated debt securities by any act or failure to act on the part of Protective.

        Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of Protective's creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by Protective on account of senior indebtedness and not on account of subordinated debt securities.

        The subordinated indenture provides that the foregoing subordination provisions, may be changed prior to the issuance of any subordinated debt securities. The prospectus supplement relating to such subordinated debt securities would describe any such change.

        The subordinated indenture places no limitation on the amount of additional senior indebtedness that may be incurred by Protective. Protective expects from time to time to incur additional indebtedness constituting senior indebtedness.

Defeasance and Covenant Defeasance

        If indicated in the applicable prospectus supplement, Protective may elect either:

  •
  to defease and be discharged from any and all obligations with respect to the debt securities of or within any series, except as otherwise provided in the relevant indenture ("defeasance"); or

  •
  to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant debt trustee (or other qualifying trustee), in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon.

        As a condition to defeasance or covenant defeasance, Protective must deliver to the relevant debt trustee an officer's certificate and an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. Additional conditions to defeasance include:

  •
  delivery by Protective to the relevant debt trustee of an officer's certificate to the effect that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such defeasance;

  •
  no event of default with respect to such debt securities or any other debt securities occurring or continuing at the time of such defeasance or, in the case of certain bankruptcy events of default, at any time on or prior to the 90th day after the date of such defeasance; and

  •
  such defeasance not resulting in the trust arising from the deposit of any moneys in respect of such defeasance constituting an "investment company" within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder. (Article 4 of each indenture.)

If indicated in the applicable prospectus supplement, in addition to obligations of the United States or an agency or instrumentality thereof, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which debt securities of such series are payable. (Sections 1.1 and 3.1 of each indenture.)

        In addition, with respect to the subordinated indenture, in order to be discharged:

  •
  no event or condition shall exist that, pursuant to certain provisions described under "—Subordination under the Subordinated Indenture" above, would prevent Protective from making payments of principal of, and premium, if any, and interest on subordinated debt securities and applicable coupons at the date of the irrevocable deposit referred to above or at any time during the period ending on the 121st day after such deposit date; and

  •
  Protective shall deliver to the trustee under the subordinated indenture an opinion of counsel to the effect that the trust funds will not be subject to any rights of holders of senior indebtedness, and after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally except that if a court were to rule under any such law in any case or proceeding that the trust refunds remained the property of Protective, then the trustee under the subordinated indenture and the holders of subordinated debt securities would be entitled to certain rights as secured creditors in such trust funds. (Section 4.6 of the subordinated indenture.)

        Protective may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option. If Protective exercises its defeasance option, payment of such debt securities may not be accelerated because of an event of default. If Protective exercises its covenant defeasance option, payment of such debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on such debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Notices

        Notices to holders of registered debt securities will be given by mail to the addresses of such holders as they may appear in the register for the relevant series of debt securities. (Section 1.6 of each indenture)

Title

        Protective, the debt trustee and any agent of Protective or the debt trustee may treat the person in whose name a debt security is registered as the absolute owner thereof, whether or not such debt security may be overdue, for the purpose of receiving payment and for all other purposes. (Section 3.8 of each indenture.)

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of each indenture.)

The Trustee

        The Bank of New York Trust Company, N.A. is the trustee under the senior indenture and the subordinated indenture. Protective may also maintain banking and other commercial relationships with The Bank of New York Trust Company, N.A. and its affiliates in the ordinary course of business. The Bank of New York, an affiliate of The Bank of New York Trust Company, N.A., is the registrar and transfer agent for Protective's common stock. The indentures contain certain limitations on the right of The Bank of New York Trust Company, N.A., should it become a creditor of Protective, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Bank of New York Trust Company, N.A. will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the debt securities, it must eliminate such conflict or resign.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

        The authorized capital stock of Protective is 164,000,000 shares, consisting of:

  •
  3,600,000 shares of preferred stock, par value $1.00 per share, of which no shares were outstanding as of June 16, 2008;

  •
  400,000 shares of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), of which no shares were outstanding as of June 16, 2008; and

  •
  160,000,000 shares of common stock, par value $0.50 per share, of which 69,862,322 were outstanding as of June 16, 2008.

        In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Protective may, without approval of the stockholders, issue preferred stock in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of such shares have been issued, the number of shares constituting any such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to:

  •
  the 1998 Restated Certificate of Incorporation of Protective; and

  •
  the 2004 Amended and Restated Bylaws of Protective.

Copies of each of these documents are filed as exhibits to the registration statement which includes this prospectus.

        No holders of any class of Protective's capital stock are entitled to preemptive rights.

Common Stock

        Subject to the rights of the holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to such dividends as the Board of Directors may declare out of legally available funds. The holders of common stock will possess exclusive voting rights in Protective, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Protective, the holders of common stock are entitled to receive, after payment of all of Protective's debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Protective. Holders of common stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of common stock sold hereunder will be fully paid and nonassessable. The Bank of New York is the registrar and transfer agent for the common stock. The common stock is listed on the New York Stock Exchange under the symbol "PL."

Preferred Stock

        Protective's Board of Directors has the authority to issue preferred stock in one or more series and to fix the title and number of shares constituting any such series and the designations, relative voting rights, dividend rights (including whether dividends will be cumulative), dividend rates, liquidation and other rights, preferences and limitations without any further stockholder approval. The particular terms of any series of preferred stock to be offered pursuant to this prospectus will be set forth in a prospectus supplement. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

Junior Preferred Stock

        Protective's Board of Directors authorized for issuance 400,000 shares of Junior Preferred Stock in connection with the adoption of Protective's most recent stockholders' rights plan, which plan expired on August 18, 2005. The rights plan had provided that each share of Protective's common stock outstanding as of August 18, 1995 was entitled, under certain circumstances, to purchase shares of Junior Preferred Stock pursuant to the terms of a rights agreement. While the rights plan has expired, Protective's Board of Directors has reserved the right to institute a rights plan in the future, which plan may include the right of holders of common stock to purchase shares of Junior Preferred Stock, if the Board of Directors determines, in the exercise of its fiduciary duties, that such action is in the best interests of the Company's stockholders.

        General.    400,000 shares of Junior Preferred Stock have been reserved and authorized for issuance by Protective's Board of Directors. No shares of Junior Preferred Stock are outstanding as of the date of this prospectus. The following statements with respect to the Junior Preferred Stock do not purport to be complete and are subject to the detailed provisions of the Protective's certificate of incorporation and the certificate of designation relating to the Junior Preferred Stock which are filed as exhibits to the registration statement which includes this prospectus.

        Ranking.    The Junior Preferred Stock shall rank junior to all other series of Protective's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        Dividends and Distributions.    Subject to the prior and superior rights of the holders of any share of any series of preferred stock ranking prior to and superior to the shares of Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of common stock and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share, rounded to the nearest cent, equal to the greater of (1) $2.50 per share ($10.00 per annum) or (2) subject to adjustment upon certain dilutive events, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock, since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.

        Protective shall declare a dividend or distribution on the Junior Preferred Stock immediately after it declares a dividend or distribution on the common stock (other than a dividend payable in shares of common stock); provided that, in the event no dividend or distribution shall have been declared on the common stock during the period between any quarterly dividend payment date and the next subsequent quarterly dividend payment date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent quarterly dividend payment date.

        Voting Rights.    The holders of shares of Junior Preferred Stock shall have the following voting rights:

  •
  subject to adjustment upon certain dilutive events, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of Protective;

  •
  except as otherwise provided by the certificate of designation, the certificate of incorporation, any other certificate of designation creating a series of preferred stock or any similar stock or by law, the holders of shares of Junior Preferred Stock and the holders of shares of common stock shall vote together as one class on all matters submitted to a vote of stockholders of Protective; and

  •
  except as provided in the certificate of designation or by applicable law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required for authorizing or taking any corporate action.

        Liquidation, Dissolution or Winding Up.    Upon any liquidation (voluntary or otherwise), dissolution or winding up of Protective, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (1) $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) an aggregate amount per share, subject to adjustment upon certain dilutive events, equal to 100 times the aggregate amount to be distributed per share to holders of common stock; nor shall any distribution be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

        Consolidation, Merger, etc.    In case Protective shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case, each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to adjustment upon certain dilutive events) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

        Certain Restrictions.    Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, Protective shall not:

  •
  declare or pay dividends, or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock;

  •
  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which the dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

  •
  redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that Protective may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of Protective ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock; or

  •
  purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by Protective Board of Directors) to all holders of such shares upon such terms as Protective's Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        Protective shall not permit any subsidiary of Protective to purchase or otherwise acquire for consideration any shares of stock of Protective unless Protective could, in accordance with the foregoing restrictions, purchase or otherwise acquire such shares at such time and in such manner.

        Redemption.    The shares of Junior Preferred Stock are not redeemable.

Potential Anti-takeover Effect of Protective's Restated Certificate of Incorporation and Delaware Law

        The provisions of Protective's restated certificate of incorporation and Delaware Law that are summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interests, including those attempts that might result in a premium over the market price for the shares held by stockholders.

        Issuance of Preferred Stock.    Pursuant to the certificate of incorporation, Protective's Board of Directors by resolution may establish one or more series of preferred stock having such number of shares, designation, relative voting rights, dividend rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Protective.

        Business Combinations.    Protective's certificate of incorporation contains a "fair price" provision which generally requires that certain "business combinations" with a "related person" (generally the beneficial owner, together with affiliates and associates of such person, of at least 20 percent of Protective's voting stock) be approved by the holders of at least 80 percent of Protective's voting stock and the holders of at least 67 percent of the voting stock held by stockholders other than such related person, unless:

  (1)
  at least a majority of the "continuing directors" of Protective
    •
    has expressly approved in advance the acquisition of Protective's voting stock that caused the related person involved in the business combination to become a related person; or

    •
    has approved the business combination; or
  (2)
  the business combination is either a "reorganization" or a business combination in which Protective is the surviving corporation and, in either event, the cash or fair market value of the property, securities or other consideration to be received per share as a result of the business combination by holders of the common stock of Protective other than the related person is not less than the highest per share price, with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions, paid by such related person in acquiring any holdings of Protective's common stock either in or subsequent to the transaction or series of transactions by reason of which the related person became a related person.

        Protective's certificate of incorporation contains the following definitions:

        "Business combination" means:

  •
  any reorganization of Protective or a subsidiary of Protective with or into a related person;

  •
  any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any "substantial part" of the assets either of Protective or of a subsidiary of Protective, or both, to a related person;

  •
  any reorganization of a related person with or into Protective or a subsidiary of Protective;

  •
  any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to Protective or a subsidiary of Protective;

  •
  the issuance of any securities of Protective or any subsidiary of Protective to a related person except if such issuance were a stock split, stock dividend or other distribution pro rata to all holders of the same class of voting stock;

  •
  any reclassification of Protective's securities, including any reverse stock split, or any other recapitalization that would have the effect of increasing the voting power of a related person; and

  •
  any agreement, contract, plan or other arrangement providing for any of the transactions described in the definition of business combination.

        For purposes of Protective's certificate of incorporation, "continuing director" means a director who was a member of the Board of Directors of Protective immediately prior to the time such related person became a related person.

        "Substantial part" means more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of the continuing directors as of the end of its most recent fiscal year ending prior to the time the determination is being made.

        "Reorganization" is defined to mean a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, in the case of a subsidiary of Protective, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of voting stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration.

        Under the certificate of incorporation, the amendment of, repeal of or adoption of any provision inconsistent with provisions of the certificate of incorporation relating to business combinations with a related person requires the affirmative vote of the holders of at least 80 percent of Protective's voting stock and the holders of at least 67 percent of Protective's voting stock held by holders other than such related person.

        Delaware Business Combination Statute.    As a Delaware corporation, Protective is subject to Section 203 of the Delaware General Corporation Law, unless Protective elects in its certificate of incorporation not to be governed by the provisions of Section 203. Protective has not made that election. Section 203 can affect the ability of an "interested stockholder" of Protective to engage in business combinations, such as mergers, consolidations or acquisitions of additional shares of Protective, for a period of three years following the time that the stockholder becomes an "interested stockholder." An "interested stockholder" is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (a) the business combination or transaction which results in the stockholder becoming an "interested stockholder" is approved by the corporation's board of directors prior to the time the stockholder becomes an "interested stockholder" or (b) the "interested stockholder," upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Certain Limitations on Dividends and Other Payments

        Under the terms of the 7 1/2% Subordinated Debentures, Series D, the 7 1/4% Subordinated Debentures, Series E, the 6 1/8% Subordinated Debentures, Series F, and the 7 1/4% Capital Securities due 2066, Protective has the right to extend the interest payment period with respect to the Series D, E and F Debentures and the Capital Securities. During any such extended interest period, or at any time during which there is an uncured default or event of default (as defined in the subordinated indenture, see "Description of Debt Securities—Events of Default, Notice and Certain Rights on Default") under the Series D, E and F Debentures and the Capital Securities, Protective is prohibited from paying any dividends on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its shares of capital stock or making any guarantee payments with respect to the foregoing, with certain limited exceptions.

DESCRIPTION OF DEPOSITARY SHARES

        The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

        The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

        Protective may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. Protective may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

        Protective will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between Protective and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

        If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever Protective redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

        Upon receipt of notice of any meeting at which the holders of depositary shares are entitled to vote, or of any request for instructions or directions from the holders of depositary shares, the depositary will mail to such holders the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. Protective will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from the holders of depositary shares.

Amendment and Termination of the Deposit Agreement

        Protective and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        The deposit agreement will terminate if:

  •
  all outstanding depositary shares have been redeemed;

  •
  if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

  •
  there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of Protective, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to Protective notice of its election to do so. Protective also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Protective must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

        Protective will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Protective will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

        The depositary will forward all reports and communications from Protective which are delivered to the depositary and which Protective is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither Protective nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither Protective nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. Protective and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which Protective and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants, in one or more series, to purchase debt securities, common stock, preferred stock or other securities described in this prospectus, or any combination of these securities. Warrants may be issued by us independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into by us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been or will be filed as an exhibit to the registration statement which contains this prospectus.

        The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

  •
  the title and the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies investors may use to pay for the warrants;

  •
  the designation and terms of the underlying securities purchasable upon exercise of the warrants;

  •
  the price or prices at which the warrants are exercisable;

  •
  the currency or currencies, including composite currencies, in which the warrants are exercisable;

  •
  the date or dates on which the right to exercise the warrants commence and expire;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

  •
  if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the terms of any mandatory or optional call provisions;

  •
  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

  •
  the identity of the warrant agent;

  •
  the periods during which and places at which such warrants are exercisable;

  •
  the exchanges, if any, on which such warrants may be listed;

  •
  the procedures and conditions relating to the exercise of the warrants; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

        A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

        The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF TRUST PREFERRED SECURITIES

General

        The declarations of trust of PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII authorize each trust to issue one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of each trust's preferred and common securities will be used by such trust to purchase a series of subordinated debt securities issued by Protective. The subordinated debt securities will be held in trust by the trust's institutional trustee for the benefit of the holders of such preferred and common securities. The declarations of trust have been qualified as indentures under the Trust Indenture Act. The institutional trustee for each trust, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the preferred securities, to be issued by each trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement. The prospectus supplement relating to the preferred securities of the applicable trust will provide specific terms, including:

  •
  the distinctive designation of such preferred securities;

  •
  the number of preferred securities issued by such trust;

  •
  the annual distribution rate (or method of determining such rate) for preferred securities issued by such trust and the date or dates upon which such distributions shall be payable; provided,

    however, that distributions on such preferred securities shall be payable on a quarterly basis to holders of such preferred securities as of a record date in each quarter during which such preferred securities are outstanding;

  •
  whether distributions on preferred securities issued by such trust shall be cumulative, and, in the case of preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by such trust shall be cumulative;

  •
  the amount or amounts which shall be paid out of the assets of such trust to the holders of preferred securities of such trust upon voluntary or involuntary dissolution, winding-up or termination of such trust;

  •
  the obligation, if any, of such trust to purchase or redeem preferred securities issued by such trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among Protective and the underwriters based on, among other factors, redemption prices of securities similar to the preferred securities and market conditions generally);

  •
  the voting rights, if any, of preferred securities issued by such trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by PLC Capital Trusts VI, VII or VIII, or of all, as a condition to specified action or amendments to the declaration of trust of such trust;

  •
  the terms and conditions, if any, upon which Protective's subordinated debt securities may be distributed to holders of preferred securities;

  •
  if applicable, any securities exchange upon which the preferred securities shall be listed; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by such trust not inconsistent with the declaration of trust of such trust or with applicable law.

        All preferred securities will be guaranteed by Protective to the extent set forth below under "Description of the Trust Preferred Securities Guarantees." The guarantee of Protective, when taken together with Protective's obligations under its subordinated debt securities and the relevant supplemental indenture, and its obligations under each declaration of trust, including obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to preferred securities and common securities, would provide a full and unconditional guarantee of amounts due on preferred securities issued by the trusts. The prospectus supplement will describe any United States federal income tax considerations applicable to any offering of preferred securities.

        In connection with the issuance of preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the regular trustees to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by a trust will be substantially identical to the terms of the preferred securities issued by such trust and the common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities. However, upon an event of default under the declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote, and appoint, remove or replace any of the trustees of a trust. All of the common securities of each trust will be directly or indirectly owned by Protective.

Enforcement of Certain Rights by Holders of Preferred Securities

        If an event of default occurs, and is continuing, under the declaration of trust of PLC Capital Trust VI, PLC Capital Trust VII or PLC Capital Trust VIII, the holders of the preferred securities of that trust would typically rely on the institutional trustee to enforce its rights as a holder of the related subordinated debt securities of Protective against Protective. Additionally, those who together hold a majority of the liquidation amount of the trust's preferred securities will have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee; or

  •
  direct the exercise of any trust or power that the institutional trustee holds under the declaration of trust, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of Protective's subordinated debt securities.

        If such a default occurs and the event is attributable to Protective's failure to pay interest or principal on the subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder's preferred securities as determined after the due date specified in the applicable series of subordinated debt securities. Protective will be subrogated to the holder's rights under the applicable declaration of trust to the extent of any payment it makes to the holder in connection with such a direct action.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

        Set forth below is a summary of information concerning the guarantees which will be executed and delivered by Protective for the benefit of the holders from time to time of preferred securities issued by the trusts. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under each guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each guarantee will be those set forth in such guarantee and those made part of such guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of guarantee, which is filed as an exhibit to the registration statement which includes this prospectus, and the Trust Indenture Act. Each guarantee will be held by the trustee for the benefit of the holders of the preferred securities of the applicable trust.

General

        Pursuant to each guarantee, Protective will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the preferred securities issued by PLC Capital Trusts VI, VII or VIII, except to the extent paid by such trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert:

  •
  any accrued and unpaid distributions which are required to be paid on such preferred securities, to the extent such trust shall have funds available;

  •
  the redemption price, and all accrued and unpaid distributions to the date of redemption (the "Redemption Price") to the extent such trust has funds available with respect to any preferred securities called for redemption by such trust; and

  •
  upon a voluntary or involuntary dissolution, winding-up or termination of such trust (other than in connection with the distribution of subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

  (1)
  the aggregate of the liquidation amount and all accrued and unpaid distributions on such preferred securities to the date of payment, to the extent such trust has funds available; and

  (2)
  the amount of assets of such trust remaining available for distribution to holders of such preferred securities in liquidation of such trust.

        Protective's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the company to the holders of preferred securities or by causing the applicable trust to pay such amounts to such holders.

        Each guarantee will be a guarantee with respect to the preferred securities issued by the applicable trust, but will not apply to any payment of distributions except to the extent such trust shall have funds available therefore. If Protective does not make interest payments on the subordinated debt securities purchased by a trust, such trust will not pay distributions on the preferred securities issued by such trust and will not have funds available therefore. The guarantee, when taken together with Protective's obligations under the subordinated debt securities, the subordinated indenture, and the declaration of trust will provide a full and unconditional guarantee on a subordinated basis by Protective of payments due on the trust preferred securities.

        Protective will also agree separately, through the guarantees of the common securities, to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees of the preferred securities. However, upon an event of default under the subordinated debt securities indenture, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

        In each guarantee, Protective will covenant that, so long as any preferred securities issued by the applicable trust remain outstanding, if any event that would constitute an event of default under such guarantee or the declaration of such trust has occurred, then:

  •
  Protective shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, other than:

  (1)
  purchases or acquisitions of shares of its common stock in connection with the satisfaction by Protective of its obligations under any employee benefit plans or the satisfaction by Protective of its obligation pursuant to any contract or security requiring it to purchase shares of its common stock;

  (2)
  as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of Protective capital stock for another class or series of Protective capital stock; and

  (3)
  the purchase of fractional interests in shares of Protective capital stock pursuant to an acquisition or the conversion or exchange provisions of such Protective capital stock or the security being converted or exchanged;

  •
  Protective shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Protective which rank equally with or junior to the related subordinated debt securities of Protective; and

  •
  Protective shall not make any guarantee payments with respect to the foregoing, other than pursuant to a guarantee of preferred securities or common securities, or Protective's guarantees with respect to:

  (1)
  PLC Capital Trust III's 7 1/2% Trust Originated Preferred Securities and Common Securities;

  (2)
  PLC Capital Trust IV's 7 1/4% Trust Originated Preferred Securities and Common Securities; and

  (3)
  PLC Capital Trust V's 6 1/8% Trust Originated Preferred Securities and Common Securities.

Modification of the Preferred Securities Guarantees; Assignment

        Except with respect to any changes which do not adversely affect the rights of holders of preferred securities, in which case no vote will be required, each guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities issued by the applicable trust. All guarantees and agreements contained in a guarantee shall bind the successors, assigns, receivers, trustees and representatives of Protective and shall inure to the benefit of the holders of the preferred securities of the applicable trust then outstanding.

Termination

        Each guarantee will terminate as to the preferred securities issued by the applicable trust:

  •
  upon full payment of the redemption price of all preferred securities of such trust;

  •
  upon distribution of the subordinated debt securities held by such trust to the holders of the preferred securities of such trust; or

  •
  upon full payment of the amounts payable in accordance with the declaration of such trust upon liquidation of such trust.

Events of Default

        An event of default under a guarantee will occur upon the failure of Protective to perform any of its payment or other obligations thereunder.

        The holders of a majority in liquidation amount of the preferred securities to which such guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the trustee under such guarantee. If the trustee fails to enforce such guarantee, any holder of preferred securities to which such guarantee relates may institute a legal proceeding directly against Protective to enforce such holder's rights under such guarantee, without first instituting a legal proceeding against the relevant trust, the trustee or any other person or entity. Notwithstanding the foregoing, if Protective has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against Protective for enforcement of the guarantee for such payment. Protective waives any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against Protective.

Status of the Preferred Securities Guarantees

        The guarantees will constitute unsecured obligations of Protective and will rank as follows:

  •
  subordinate and junior in right of payment to all present and future senior indebtedness, as such term is defined in Protective's subordinated indenture, see "Description of Debt Securities of Protective—Subordination under the Subordinated Indenture;"

  •
  equally with:

  (1)
  Protective's guarantees with respect to the common securities of PLC Capital Trusts VI, VII and VIII;

  (2)
  subordinated debt securities, see "Description of Debt Securities—Subordination under the Subordinated Indenture;"

  (3)
  Protective's guarantee of PLC Capital Trust III's 7 1/2% Trust Originated Preferred Securities;

  (4)
  Protective's guarantee of PLC Capital Trust III's 7 1/2% Trust Originated Common Securities;

  (5)
  Protective's 7 1/2% Subordinated Debentures, due August 22, 2031, Series D;

  (6)
  Protective's guarantee of PLC Capital Trust IV's 7 1/4% Trust Originated Preferred Securities;

  (7)
  Protective's guarantee of PLC Capital Trust IV's 7 1/4% Trust Originated Common Securities;

  (8)
  Protective's 7 1/4% Subordinated Debentures, due September 25, 2032, Series E;

  (9)
  Protective's guarantee of PLC Capital Trust V's 6 1/8% Trust Originated Preferred Securities;

  (10)
  Protective's guarantee of PLC Capital Trust V's 6 1/8% Trust Originated Common Securities;

  (11)
  Protective's 6 1/8% Subordinated Debentures, due November 1, 2034, Series F; and

  (12)
  any other liabilities or obligations that may have equal ranking by their terms; and

  •
  senior to Protective's 7 1/4% Capital Securities due 2066, Protective's common stock, the most senior preferred or preference stock now or hereafter issued by Protective and with any guarantee now or hereafter entered into by Protective in respect to any preferred or preference stock of any affiliate of Protective.

        The terms of the preferred securities provide that each holder of preferred securities issued by the applicable trust by acceptance thereof agrees to the subordination provisions and other terms of the guarantee relating thereto.

        The guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

        The trustee, prior to the occurrence of a default with respect to a guarantee, undertakes to perform only such duties as are specifically set forth in such guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

Subject to such provisions, the trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Governing Law

        The guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
AND THE TRUST PREFERRED SECURITIES GUARANTEES

        As set forth in the declarations of trust, the sole purpose of PLC Capital Trusts VI, VII, and VIII is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in Protective's subordinated debt securities.

        As long as payments of interest and other payments are made when due on the subordinated debt securities held by the trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

  •
  the aggregate principal amount of such subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

  •
  the interest rate and the interest and other payment dates on such subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

  •
  Protective shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

  •
  the declaration of trust of each trust further provides that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

        Payments of distributions (to the extent funds therefore are available) and other payments due on the preferred securities (to the extent funds therefore are available) are guaranteed by Protective as and to the extent set forth under "Description of the Trust Preferred Securities Guarantees." If Protective does not make interest payments on the subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the guarantee will not apply, since the guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that Protective has made a payment of interest or principal on the subordinated debt securities held by the applicable trust as its sole asset. However, the guarantee, when taken together with Protective's obligations under the subordinated debt securities and the subordinated indenture and its obligations under the declaration of trust, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by Protective of amounts due on the preferred securities.

        If Protective fails to make interest or other payments on the subordinated debt securities when due, taking account of any extension period, the declarations of trust provide a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the institutional trustee to enforce its rights under the subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the subordinated debt securities. In connection with such direct action, Protective will be subrogated to the rights of such holder of preferred securities under the declaration of trust to the extent of any payment made by Protective to such holder of preferred securities in such direct action. Protective, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If Protective fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against Protective to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

        Protective and each of PLC Capital Trusts VI, VII and VIII believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Protective on a subordinated basis of payments due on the preferred securities. See "Description of the Trust Preferred Securities Guarantees—General."

DESCRIPTION OF STOCK PURCHASE CONTRACTS

        Protective may issue stock purchase contracts, representing contracts obligating holders to purchase from Protective, and Protective to sell to the holders, a specified number of shares of Protective's common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and debt securities of Protective or preferred securities of PLC Capital Trusts VI, VII or VIII or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the purchase contracts. The stock purchase contracts may require Protective to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts.

 DESCRIPTION OF UNITS

        We may issue units of securities consisting of two or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to unit agreements or other documents to be issued by us. A holder of units should read the particular terms of the unit agreement and/or other documents, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        Protective may sell any of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and units, and PLC Capital Trusts VI, VII, or VIII may sell any of the trust preferred securities, being offered hereby in any one or more of the following ways from time to time:

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers; and

  •
  directly by Protective or the trusts, as the case may be, to purchasers.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        Agents designated by Protective or the trusts may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by Protective or the trusts to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If the securities are sold by means of an underwritten offering, Protective and/or the trusts will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

        If a dealer is utilized in the sale of the securities, Protective or the trusts will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

        Protective or the trusts may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

        Agents, underwriters and dealers may be entitled under relevant agreements with Protective and/or the trusts to indemnification by Protective and/or the trusts against certain liabilities, including liabilities under the Securities Act of 1933, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

        Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Protective may elect to list any series of debt securities, preferred stock, stock purchase contracts or stock purchase units and the trusts may elect to list any series of preferred securities, on an exchange, but neither Protective nor the trusts shall be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Protective and its subsidiaries (including the trusts) in the ordinary course of business.

        The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Protective or the trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with Protective or the trusts and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with Protective, Protective and/or the trusts may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for Protective and its subsidiaries (including the trusts) in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, Protective or the trusts may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from Protective or the trusts, at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by Protective.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the preferred securities of PLC Capital Trust VI, PLC Capital Trust VII and PLC Capital Trust VIII will be passed upon for Protective and the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to Protective and the trusts, and the validity of any other securities offered hereby and of the preferred securities guarantee and the senior debt securities relating to any preferred securities of the trusts offered hereby will be passed upon for Protective and the trusts by Deborah J. Long, Executive Vice President and General Counsel for the Company. Ms. Long may rely upon Richards, Layton & Finger, P.A., special Delaware counsel to Protective and the trusts, as to all matters of Delaware law relating to any preferred securities.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

$

Protective Life Corporation

% Senior Notes due 2024

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities

Co-Manager

Barclays Capital

October     , 2009